UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Akorn, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY MATERIALS

1925 West Field Court, Suite 300
Lake Forest, Illinois  60045

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 2, 2014

TO THE SHAREHOLDERS OF AKORN, INC.:

You are cordially invited to attend the 2014 annual meeting of shareholders of Akorn, Inc. (the “Company,” “we,” “our,” “us” or “Akorn”) to be held at 10:00 a.m., local time (Central Daylight Time) on May 2, 2014, at the Company’s corporate headquarters at 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045 for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect seven directors to the Board of Directors.

2.	To ratify the selection by our Audit Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

3.	To approve the adoption of the Akorn, Inc. 2014 Stock Option Plan.

4.	To approve by non-binding advisory vote the Company’s executive compensation program.

5.	To transact such other and further business, if any, as lawfully may be brought before the meeting.

The record date for the determination of the shareholders entitled to vote at the meeting or at any adjournment thereof is the close of business on March 7, 2014.  A list of shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, at the location of the meeting on and during ordinary business hours for 10 days prior to the meeting at our principal offices located at 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045.

As outlined in the proxy statement, the Board of Directors recommends that you vote “FOR” each of the nominees under Proposal 1 and “FOR” Proposals 2, 3 and 4.  Please refer to the proxy statement for detailed information on each of the proposals.

By Order of the Board of Directors

/s/ Raj Rai

Raj Rai
Chief Executive Officer

Lake Forest, Illinois
April 4, 2014

It is important that your shares be represented at the meeting regardless of the number of shares you hold.  Whether or not you expect to attend the meeting in person, please complete, date, sign and return the accompanying proxy in the enclosed envelope to ensure the presence of a quorum at the meeting.  Even if you have voted by proxy, and you attend the meeting, you may, if you prefer, revoke your proxy and vote your shares in person.   Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.

This Proxy Statement is dated April 4, 2014 and was first mailed to shareholders of Akorn, Inc. on or about April 9, 2014. This proxy statement contains information on matters to be voted upon at the annual meeting or any adjournments of that meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to Be Held on May 2, 2014.

The proxy statement, including the Akorn, Inc. 2014 Stock Option Plan and form of proxy card, and the 2013 annual report to shareholders, are available at http://www.proxyvote.com.

AKORN, INC.
1925 West Field Court, Suite 300
Lake Forest, Illinois  60045

PROXY STATEMENT

For the Annual Meeting of Shareholders
To Be Held May 2, 2014

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why have I received these materials?

This proxy statement and the enclosed proxy card were sent to you because our Board of Directors (“Board”) is soliciting your proxy to vote at the annual meeting of shareholders to be held on May 2, 2014.  You are cordially invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.  We intend to mail this proxy statement and accompanying proxy card and the 2013 annual report on or about April 9, 2014 to all shareholders entitled to vote at the annual meeting.

Who is entitled to vote at the Annual Meeting?

Shareholders of record as of the close of business on March 7, 2014 will be entitled to vote at the annual meeting.  On March 7, 2014, there were 96,653,483 shares of common stock outstanding and entitled to vote.  On each matter, the holders of the common stock will be entitled to one vote for each share of common stock held as of the record date. There is no cumulative voting with respect to the election of directors.

Shareholder of Record: Shares Registered in Your Name.  If on March 7, 2014 you were a “record” shareholder of common stock (that is, if you held common stock in your own name in the stock records maintained by our transfer agent, Computershare Investor Services, LLC (“Computershare”), you may vote in person at the annual meeting or by proxy.  Whether or not you intend to attend the annual meeting, we encourage you to complete and sign the accompanying proxy card and return it in accordance with the instructions provided to ensure that your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank.  If on March 7, 2014, you were the beneficial owner of shares of common stock held in “street name” (that is, a shareholder who held common stock through a broker or other nominee) then these materials are being forwarded to you by the broker or other nominee.  You may direct your broker or other nominee how to vote your shares of common stock.  However, you will have to obtain a proxy form from the institution that holds your shares and follow the voting instructions on the form.  If you wish to attend the annual meeting and vote in person, you may attend the meeting but may not be able to vote in person unless you first obtain a legal proxy issued in your name from your broker or other nominee.

What am I voting on?

There are three matters scheduled for a vote:

●	Election of seven directors;

●	Ratification of the selection by our Audit Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

●	Approval of the Akorn, Inc. 2014 Stock Option Plan; and

●	Approval by non-binding advisory vote of the Company’s executive compensation program.

How do I vote?

You may either vote “FOR” or “WITHHOLD” for any or all of the Company’s nominees for Director.  You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting to ratify the Company’s selection of KPMG LLP as its independent registered public accounting firm, voting to approve the Akorn, Inc. 2014 Stock Option Plan, and on the voting to approve by non-binding advisory vote the Company’s executive compensation program.

Shareholder of Record: Shares Registered in Your Name.  If you are a shareholder of record, you may vote in person at the annual meeting, or you may vote by proxy using the enclosed proxy card. You may also vote over the Internet at www.proxyvote.com or vote by telephone at 1 (800) 690-6903. Please see the proxy card for voting instructions.

Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the annual meeting and vote in person if you have already voted by proxy.

●	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

●
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

●	Certain shareholders may also vote online at www.proxyvote.com or over the phone by calling 1 (800) 690-6903.

Beneficial Owner: Shares Registered in the Name of Broker or Bank.  If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Akorn.  In order to vote, complete and mail the proxy card received from your broker or bank to ensure that your vote is counted.  Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or such other applicable agent.  To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent.  Follow the instructions from your broker, bank, or other agent included with these proxy materials, or contact your broker, bank, or such other agent to request a proxy form.

How many votes do I have?

Each share of common stock is entitled to one vote with respect to each matter to be voted on at the annual meeting.

What constitutes a quorum for purposes of the annual meeting?

A quorum of shareholders is necessary to hold a valid meeting.  The presence at the annual meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of common stock entitled to vote, or 48,326,742 votes, shall constitute a quorum for the transaction of business at the meeting.  Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.  If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How does the Board recommend that I vote my shares?

The Board’s recommendation is set forth together with the description of each item in this proxy statement.  In summary, the Board recommends a vote:

●	FOR the election of the seven nominees for director;

●	FOR the ratification of the selection by our Audit Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

●	FOR approval of the Akorn, Inc. 2014 Stock Option Plan; and

●	FOR the approval, by non-binding resolution, of the Company’s executive compensation program.

With respect to any other matter that properly comes before the annual meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion.  As of the date of this proxy statement, the Board had no knowledge of any business other than that described herein that would be presented for consideration at the annual meeting.

What if I return a proxy card but do not make specific choices?

Shareholders of Record:  Shares Registered in your Name.  If you are the shareholder of record and return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of all seven nominees for director, “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, “FOR” approval of the Akorn, Inc. 2014 Stock Option Plan, and “FOR” the approval of our executive compensation program. If any other matter is properly presented at the annual meeting, your proxy (the individual named on your proxy card) will vote your shares using his best judgment.

Beneficial Owner:  Shares Registered in the Name of a Broker or Bank.  If you are the beneficial owner, but not the shareholder of record, and do not provide your nominee instruction with respect to any voting selections, your shares may not be voted by your nominee for the election of any of the seven nominees for director, approval of the Akorn, Inc. 2014 Stock Option Plan, or the approval by non-binding advisory vote of our executive compensation program, as these proposals are considered “non-routine”.  In such case, your vote will be considered a “broker non-vote.”  However, your shares may be voted by your nominee for the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

How many votes are needed to approve each proposal?

Proposal 1.  The election of directors will be determined by a plurality of the votes cast at the annual meeting by shares represented in person or by proxy and entitled to vote for the election of directors.  A plurality means the highest number of “FOR” votes.  Therefore, the seven nominees receiving the most proper “FOR” votes will be elected.  Abstentions and broker non-votes will have no effect on the outcome.

Proposal 2.  The ratification of the selection by our Audit Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 requires a “FOR” vote from a majority of the votes cast.  Abstention and broker non-votes will have no effect on the outcome.

Proposal 3.  The approval of the Akorn, Inc. 2014 Stock Option Plan requires a “FOR” vote from a majority of the votes cast.  Abstention and broker non-votes will have no effect on the outcome.

Proposal 4.  The approval by advisory vote of the Company’s executive compensation program is non-binding to the Company.   Passage of this advisory vote requires affirmative vote of the majority of votes cast.  Abstentions and broker non-votes will have no effect on the outcome.   Since this vote is non-binding, the Company maintains the right to adopt or maintain an executive compensation plan that has not been ratified by affirmative vote of its shareholders.

Can I revoke or change my vote after I return my proxy card?

Yes.  For shareholders of record, any time after you have submitted a proxy card and before the proxy card is exercised, you may revoke or change your vote in one of three ways:

●	You may submit a written notice of revocation to Akorn’s Corporate Secretary at 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045.
●	You may submit a proxy bearing a later date.
●	You may attend the annual meeting and vote in person. Attendance at the meeting will not, by itself, revoke a proxy.

For beneficial owners, you will need to revoke or resubmit your proxy through your nominee and in accordance with its procedures.  In order to attend the annual meeting and vote in person, you will need to obtain a proxy from your nominee, the shareholder of record.

Who will bear the expense of soliciting proxies in connection with this proxy statement?

Akorn will bear the cost of soliciting proxies in the form enclosed.  In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile, online posting or electronic transmission by our employees.  Our employees will not receive any additional compensation for participating in proxy solicitation.  We may reimburse brokers holding common stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such common stock.

Is there any information that I should know about future annual meetings?

Any shareholder who intends to present a proposal at the 2015 annual meeting of shareholders must deliver the proposal to Akorn’s Corporate Secretary at 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045 not later than December 1, 2014, or if such year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before Akorn begins to print and send its proxy materials, if the proposal is to be submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Any notice of a shareholder proposal submitted after December 1, 2014, or if such year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, a reasonable time before Akorn begins to print and send its proxy materials, will be considered untimely and outside the processes of Rule 14a-8 of the Exchange Act.

What does it mean if I receive more than one proxy?

If you receive more than one proxy, it means you have multiple accounts with brokers and/or our transfer agent.  Please vote all of these shares.  We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address.  Our transfer agent is Computershare – Essential Registry Team, located at 350 Indiana Street, Suite 750, Golden, Colorado 80401 and may be reached at (303) 262-0678.

I.  PROPOSALS

PROPOSAL 1.  ELECTION OF DIRECTORS

The Board has nominated seven candidates for election at the annual meeting and recommends that shareholders vote “FOR” the election of all seven nominees.  All of the nominees listed below are currently directors.  If elected at the annual meeting, each of these nominees would serve until the 2015 annual meeting and until his or her successor is elected and has qualified, or until the director’s death, resignation or removal.  Directors are elected by a plurality of the votes properly cast in person or by proxy.  The seven nominees receiving the highest number of affirmative votes will be elected.  In the unanticipated event that one or more of such nominees becomes unavailable as a candidate for director, the persons named in the accompanying proxy will vote for another candidate nominated by the Board.  Each person nominated for election has agreed to serve if elected.  We have no reason to believe that any nominee will be unable to serve.

The following table and narrative description sets forth, as of March 7, 2014, the age, principal occupation and employment, position with us, directorships in other public corporations, and year first elected as one of our directors, of each of the seven individuals nominated for election as director.  Unless otherwise indicated, each nominee has been engaged in the principal occupation or occupations described below for more than the past five years.

Name	Age	Director Since	Present Position with Akorn

John N. Kapoor, Ph.D.	70	1990	Chairman of the Board
Kenneth S. Abramowitz 1	63	2010	Director
Adrienne L. Graves 2,3	60	2012	Director
Ronald M. Johnson 1,2	68	2003	Director
Steven J. Meyer 1,3	57	2009	Director
Brian Tambi	68	2009	Director
Alan Weinstein 2,3	71	2009	Director

1  Member of the Audit Committee.  Mr. Meyer is Chair of this committee.
2  Member of the Compensation Committee. Mr. Johnson is Chair of this committee.
3  Member of the Nominating and Corporate Governance Committee. Mr. Weinstein is Chair of this committee.

John N.  Kapoor, Ph.D.  Dr.  Kapoor has served as the Chairman of our Board since October 1990.  Dr.  Kapoor served as our interim Chief Executive Officer from March 2001 to May 2002 and as our Chief Executive Officer from May 2002 to December 2002.  Dr. Kapoor is the President of EJ Financial Enterprises, Inc.  (a health care consulting and investment company).  Dr. Kapoor is the chairman of the board of directors of Insys Therapeutics, Inc. (NASDAQ: INSY) a publicly held drug development company focused on pain and oncology, into which NeoPharm, Inc.  (previously a publicly held biopharmaceutical company) merged in October 2010.   Prior to NeoPharm’s merger, Dr. Kapoor was the chairman of its board of directors. Under agreements between us and the John N. Kapoor Trust dated 9/20/89 (the “Kapoor Trust”), the beneficiary and sole trustee of which is Dr. John N. Kapoor, our Chairman of the Board, the Kapoor Trust is entitled to designate one individual to be nominated and recommended by our Board for election as a director.   Dr. Kapoor was designated by the Kapoor Trust for this purpose.

Kenneth S. Abramowitz.  Mr. Abramowitz was elected to the Board of Directors in May 2010.  Mr. Abramowitz is a co-founder and Managing General Partner of NGN Capital. He joined NGN Capital from The Carlyle Group in New York where he was Managing Director from 2001 to 2003, focused on U.S. buyout opportunities in the healthcare industry. Prior to that, Mr. Abramowitz worked as an Analyst at Sanford C. Bernstein & Company where he covered the medical supply, hospital management and Health Maintenance Organization (HMO) industries for 23 years. Mr. Abramowitz earned a B.A. from Columbia University in 1972 and an M.B.A. from Harvard Business School in 1976. Mr. Abramowitz currently sits on the Board of Directors of EKOS Corporation, OptiScan Biomedical Corporation, Cerapedics, Inc., Valtech Cardio and Small Bone Innovations, Inc. He previously served as a director at Option Care, Inc., Sightline Technologies Ltd and Power Medical Interventions, as well as MedPointe and ConnectiCare Holdings, Inc.

Adrienne L. Graves, Ph.D.  Dr. Graves was appointed a director by the Board in March 2012.  Dr. Graves is a visual scientist by training and a global industry leader in ophthalmology. From 2002 to 2010, Dr. Graves was President and Chief Executive Officer of Santen Inc., the U.S. subsidiary of Santen Pharmaceutical Co., Ltd. She joined Santen Inc. in 1995 as Vice President of Clinical Affairs to initiate the company's clinical development efforts in the U.S. Prior to joining Santen Inc., Dr. Graves spent nine years with Alcon Laboratories, Inc. in various roles. She currently serves on the Boards of TearLab Corporation, Encore Vision, the American Academy of Ophthalmology Foundation, the Pan-American Ophthalmology Foundation, the American Association for Cataract and Refractive Surgery, the Glaucoma Research Foundation, KeepYourSight Foundation, the Corporation Committee for the Brown University Medical School, Aerpio Therapeutics, Himalayan Cataract Project and the Advisory Board for Amach Capital Partners. Dr. Graves also co-founded Ophthalmic Women Leaders and Glaucoma 360. She received her B.A. in Psychology with honors from Brown University, her PhD in Psychobiology from the University of Michigan and completed a postdoctoral fellowship in visual neuroscience at the University of Paris.

Ronald M.  Johnson.  Mr. Johnson was appointed a director by the Board in May 2003.   Mr. Johnson served as president of Becker & Associates Consulting, a firm which provides consulting services to the pharmaceutical, biologics and medical device industries on United States Food and Drug Administration (“FDA”) regulatory requirements, until retiring from that firm April 2013.  Mr. Johnson currently serves as an independent consultant.  Previously, Mr. Johnson was Executive Vice President of The Lewin Group, a subsidiary of Quintiles Transnational, Inc., which provides various healthcare consulting services to state and federal governments, healthcare insurers and healthcare institutions.  Prior to joining The Lewin Group, Mr. Johnson served as Executive Vice President of Quintiles Consulting, a business unit of Quintiles Transnational, Inc. from 1997 to 2006.  Quintiles Consulting provides consulting services to the pharmaceutical, medical device, biologic and biotechnology industries in their efforts to meet FDA regulatory requirements. Mr. Johnson also spent 30 years with the FDA, holding various senior level positions primarily in the compliance and enforcement areas.

Steven J. Meyer.  Mr. Meyer was appointed a director by the Board in June 2009.  Since 2005, Mr. Meyer has served as the Chief Financial Officer of JVM Realty, a private firm specializing in the acquisition, re-positioning and management of multi-family housing for qualified investors.  Mr. Meyer sits on the Board of Directors for INSYS Therapeutics.  Mr. Meyer also served as the Corporate Treasurer and International Controller and VP of Global Operations during a 23-year career at Baxter International, Inc.

Brian Tambi.  Mr. Tambi was appointed a director by the Board in June 2009.  Since August 2006, Mr. Tambi has served as the Chairman of the Board, President & CEO of BrianT Laboratories and has been a member of the Board of Directors of Insys Therapeutics since July 2007.  From November 1995 to July 2006, Mr. Tambi was the Chairman of the Board, President & CEO of Morton Grove Pharmaceuticals, Inc., a leading manufacturer and marketer of oral liquid and topical pharmaceuticals.  Mr. Tambi has over 30 years of executive management experience with companies such as IVAX Corporation, Fujisawa Pharmaceutical Company USA, LyphoMed Inc., and Bristol-Myers International Group.  EJ Funds nominated Mr. Tambi to serve on the Board of Directors pursuant to its rights under the April 13, 2009 Modification, Warrant and Investor Rights Agreement with EJ Funds that, among other things, granted EJ Funds the right to require us to nominate two directors to serve on our Board of Directors.

Alan Weinstein.  Mr. Weinstein was appointed a director by the Board in July 2009.  Since 2000, Mr. Weinstein has provided consulting services to supplier clients in the areas of hospital organization, hospital operations, and working with group purchasing   organizations.  Previously, Mr. Weinstein was the Founder and President of Premier, Inc., an organization which provides various shared services to member hospitals.  Mr. Weinstein serves as a director on the boards of Vascular Pathways, Inc., Precyse, SutureExpress and OpenMarkets, and serves on the board of trustees of the Rosalind Franklin University of Medicine and Science.

There is no family relationship among any of the directors or executive officers of the Company.

During the past ten years none of the persons currently serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K, including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity. Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

The Board of Directors recommends a vote “FOR” each of the named nominees in Proposal 1.

The Company’s Board of Directors consists of nine seats, two of which are currently vacant and are expected to remain vacant beyond the date of the Company’s 2014 annual meeting.  Proxies cannot be voted for a greater number of persons than the number of nominees.

PROPOSAL 2.  RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014

The Board is seeking shareholder ratification of the Audit Committee’s selection of KPMG LLP (“KPMG”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014.  KPMG was engaged by the Company to serve as its independent registered public accounting firm for the year ended December 31, 2013 and began the engagement in the second quarter of 2013.  Although the Company is not required to submit the selection of independent registered public accountants for shareholder approval, if the shareholders do not ratify this selection, the Board may reconsider the selection of KPMG. The Board considers KPMG to be well qualified to serve as the independent auditors for the Company, and fully intends to retain KPMG’s services throughout 2014.  However, even if the selection is ratified, our Board reserves the right to direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee and Board determine that the change would be in our best interests.

Representatives of KPMG will be in attendance at the 2014 annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders regarding their engagement.

Change in Independent Auditor

The Audit Committee conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The Audit Committee invited several national accounting firms to participate in this process, including Ernst & Young LLP (“E&Y”), the Company’s independent registered public accounting firm for the five fiscal years ended December 31. 2012. As a result of this process and following careful deliberation, on March 22, 2013, the Audit Committee approved the engagement of KPMG as the Company’s independent registered public accounting firm for 2013 and the dismissal of E&Y.  This change became effective upon E&Y’s completion of audit services for the Company’s first fiscal quarter ending March 31, 2013 and the filing of the Company’s Quarterly Report on Form 10-Q for the same quarter with the Securities and Exchange Commission.

During the Company’s fiscal year ended December 31, 2012 and through the date of E&Y’s dismissal, neither the Company, nor anyone on its behalf, consulted KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, in any case where a written report or oral advice was provided by KPMG to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Information Pertaining to E&Y

The report of E&Y on the Company’s consolidated financial statements for the fiscal year ended December 31, 2012 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, and included explanatory paragraphs.

During the Company’s fiscal years ended December 31, 2012 and through the date of E&Y’s dismissal, there were no “disagreements” between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years.

During the year ended December 31, 2012, there were “reportable events”.  As further disclosed in the Company’s Form 10-Q for the quarterly period ended June 30, 2012, the Company concluded there was a material weakness in the design and operating effectiveness of the Company’s internal control over financial reporting, which primarily related to accounting for business combinations during the financial statement close process. As further disclosed in the Company’s Form 10-K for the fiscal year ended December 31, 2012, E&Y’s report on the effectiveness of internal control over financial reporting as of December 31, 2012 included an adverse opinion on the Company’s internal control over financial reporting due to the effect of a material weakness related to the financial statement close process.

The Company provided E&Y and KPMG with a copy of the above disclosures. E&Y and KPMG were provided with an opportunity to furnish to the Company a letter presenting its views, to the extent the above disclosures were believed to be incorrect or incomplete, to be included in this proxy statement. Neither has provided such a letter to the Company prior to the filing of this proxy statement. The Company also provided E&Y with a copy of its Form 8-K filed with the SEC on March 28, 2013 announcing the change in independent registered public accounting firm containing substantially the same disclosure as above and requested that E&Y provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not E&Y agrees with the disclosures contained therein. A copy of E&Y’s letter was attached as Exhibit 16.1 to that Form 8-K filed with the SEC on March 28, 2013.

Independent Registered Public Accounting Firm Fees

The following table presents fees for professional audit services by KPMG and E&Y for the audit of Akorn’s annual financial statements for the years ended December 31, 2013 and December 31, 2012, respectively, and fees billed for other services rendered by KPMG and E&Y during these periods (amounts in thousands):

	2013	2013	2013	2012
	E&Y	KPMG	Total	Total (E&Y)
Audit Fees (1)	$100	$1,112	$1,212	$1,194
Audit-Related Fees (2)	─	235	235	─
Tax Fees	─	44	44	─
All Other Fees	─	─	─	─
Total	$100	$1,391	$1,491	$1,194

(1)	Audit Fees billed by E&Y and KPMG were for various professional services provided to the Company, including:
a.	the audit of our consolidated financial statements as of and for the years then ended, as included in our Annual Reports on form 10-K filed with the SEC;
b.	the audit of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002;
c.	the reviews of our condensed consolidated interim financial statements, as filed on Forms 10-Q with the SEC;
d.	the audit of historical financial statements of acquired businesses by E&Y for inclusion in the Company’s Form 8-K filings.

The E&Y 2012 audit fees include $310K that was related to additional year-end audit work.  These additional fees were not included in the Audit Fees disclosed in the Company’s prior year proxy statement because the amount was unknown at that time.

(2)	Audit-Related Fees in 2013 consisted of due diligence services provided by KPMG in relation to the planned acquisition of Hi-Tech Pharmacal Co., Inc.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has considered whether the provision of services covered in the preceding paragraphs is compatible with maintaining independence of our registered public accounting firm.  At their regularly scheduled and special meetings, the Audit Committee considers and pre-approves any audit and non-audit services to be performed for us by our independent registered public accounting firm.  For 2013, the Audit Committee pre-approved all of the audit services, audit-related services and tax services that were performed by KPMG.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

PROPOSAL 3.   APPROVAL OF THE AKORN, INC. 2014 STOCK OPTION PLAN.

Background

On December 30, 2013, the Board of Directors adopted the Akorn. Inc. 2014 Stock Option Plan (the “2014 Option Plan”), reserving 7,500,000 shares of Company common stock for issuance under the 2014 Option Plan.  The Board’s adoption of the 2014 Option Plan is contingent upon the receipt of shareholder approval of the 2014 Option Plan.

Shareholder approval of the 2014 Option Plan is sought:  (i) because our existing Amended and Restated Akorn, Inc. 2003 Stock Option Plan (the “2003 Option Plan”) expired on November 6, 2013 in accordance with its terms and is no longer available for future grants (although outstanding awards under the 2003 Option Plan will continue in accordance with their terms); (ii) to give the Company the flexibility to grant Awards (as defined below) that are comparable to awards that our peer group companies have the ability to grant; (iii) to permit the issuance of options which will qualify as incentive options pursuant to the Internal Revenue Code of 1986, as amended (the “Code”); and (iv) to comply with Rule 5635(c) of the NASDAQ Rules, which requires shareholder approval of equity compensation plans in which officers, directors, employees, or consultants may participate.

The 2014 Option Plan is intended to provide incentives to officers, employees, consultants and advisers (including members of the Board) who contribute to the success of the Company by offering them the opportunity to acquire an ownership interest in us.  The Board believes that this also will help to align the interests of its management, directors, employees and other personnel with the interests of shareholders.

Until its expiration on November 6, 2013, the Company had one equity compensation plan in place that permitted the Company to grant various equity based awards, that being the 2003 Option Plan.  Initially, we had in place the Akorn, Inc. 2003 Stock Option Plan that was approved by our Board on November 6, 2003 and approved by our shareholders on July 8, 2004.  On March 29, 2005, our Board approved the Amended and Restated Akorn, Inc. 2003 Stock Option Plan effective as of April 1, 2005, and this plan was subsequently approved by our shareholders on May 27, 2005. Since its approval, the Board adopted various amendments to the 2003 Option Plan, each of which was approved by our shareholders, and which served to increase the number of shares of common stock reserved for issuance pursuant to the 2003 Option Plan.  At the time of the 2003 Option Plan’s expiration on November 6, 2013, a total of 19,000,000 shares of common stock were reserved for issuance under the 2003 Option Plan, of which 6,816,500 shares remained available for future awards.  However, pursuant to the terms of the 2003 Option Plan, no awards could be granted beyond November 6, 2013, so these 6,816,500 remaining shares are no longer available for issuance under the 2003 Option Plan.

If the 2014 Option Plan is approved, the aggregate number of shares of common stock that will be reserved and available for issuance pursuant to Awards under the 2014 Option Plan will be 7,500,000, which includes the 6,816,500 shares that remained available for future awards under the 2003 Option Plan when it expired on November 6, 2013. Therefore, the total number of shares available for Awards under the 2014 Option Plan, assuming approval by shareholders of the 2014 Option Plan, is an increase of 683,500 shares from the number of shares that remained available for future awards under the 2003 Option Plan. In setting the number of proposed shares issuable under the 2014 Option Plan, the Compensation Committee and the Board considered a number of factors. These factors, which are discussed further below, included:

●	The total outstanding equity awards under the 2003 Option Plan, and how long the shares available under the 2014 Option Plan (if such plan is approved by shareholders) are expected to last;

●	Historical equity award granting practices, including the Company’s three-year average share usage rate (commonly referred to as “burn rate”); and

●	Expected dilution.

Set forth below is the number of shares available for issuance pursuant to outstanding equity awards under the 2003 Option Plan as of March 31, 2014:

	Number of Shares	As a Percentage of Stock Outstanding (1)
Shares reserved for issuance pursuant to outstanding stock options (2)	9,167,195	9.5%
Shares reserved for issuance pursuant to unvested restricted stock awards	15,946	0.0%
Shares available for issuance pursuant to future equity awards (3)	─	─%
Total shares reserved for issuance pursuant to outstanding equity awards under the 2003 Option Plan (3)	9,183,141	9.5%

(1)	The percentages are based on outstanding shares of common stock on March 31, 2014.

(2)	As of March 31, 2014, the 9,167,195 options outstanding under the 2003 Option Plan had a weighted average exercise price of $4.45 per share and a weighted average term remaining term of 1.36 years.

(3)	The 2003 Option Plan expired on November 6, 2013 and no further awards may be granted under that plan.

As mentioned above, in setting and recommending to shareholders the number of shares authorized under the 2014 Option Plan, the Compensation Committee and the Board considered the historical number of equity awards granted under the 2003 Option Plan in the past three full years.  The Company used 353,000, 1,256,000 and 2,030,000, of the shares authorized under the 2003 Option Plan to make equity awards in the years 2013, 2012 and 2011, respectively.

The Compensation Committee and the Board also considered the Company’s three-year average burn rate (2011-2013) of approximately 1.3%, which is lower than the industry thresholds established by certain major proxy advisory firms.

The administrator (defined below) will have full discretion to determine the number and amount of Awards to be granted to employees and directors under the 2014 Option Plan, subject to the terms of the plan. Therefore, the future benefits or amounts that would be received by the executive officers and directors under the 2014 Option Plan are not determinable at this time.

If the adoption of the 2014 Option Plan is approved by the shareholders, any options previously granted under the 2003 Option Plan shall continue in full force and effect under the terms of the 2003 Option Plan and shall not be changed nor modified as a result of approval of the 2014 Option Plan.  However, the Company expects that it would utilize the 2014 Option Plan for future Awards.  If the shareholders do not approve the adoption of the 2014 Option Plan, the Company may be unable to provide adequate stock-based incentives to new or existing officers, directors or employees of the Company.

Summary Plan Description

The following is a summary of the 2014 Option Plan. This summary is qualified in its entirety by reference to the complete text of the 2014 Option Plan, which is attached as Appendix A to this Proxy Statement. You are urged to read the actual text of the 2014 Option Plan in its entirety.

Eligible Participants

Any director, employee, consultant or advisor (including any prospective director, employee, consultant or advisor) of Akorn or any affiliate of Akorn shall be eligible to be designated a participant in the 2014 Option Plan for purposes of receiving Awards. However, incentive stock options (“ISOs”) may be granted only to employees.  As of December 31, 2013, Akorn and its subsidiaries employed 1,103 permanent and 359 temporary employees.

Plan Administration

Our Board, or one or more committees appointed by our Board, will administer the 2014 Option Plan (in either case, the “administrator”).  In the case of Awards intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code, the administrator will consist of two or more “outside directors” within the meaning of Section 162(m).  The administrator will have the power to determine the terms of the Awards, including the exercise price (which may be changed by the administrator after the date of grant), the number of shares subject to each Award, the exercisability of the Awards and the form of consideration payable upon exercise.  Subject to shareholder approval, the administrator also will have the power to implement an Award exchange program (whereby Awards may be exchanged or cancelled for Awards with lower exercise prices or different terms), or a program through which participants may reduce cash compensation payable in exchange for Awards.  The administrator may also create other stock based awards that are valued in whole or in part by reference to (or are otherwise based on) shares of our common stock.

Shares Available For Awards

Subject to adjustment as provided below, the aggregate number of shares of our common stock that may be issued pursuant to Awards granted under the 2014 Option Plan is 7,500,000, of which 1,500,000 may be granted as ISOs.  As of April 1, 2014, no awards have been made pursuant to the 2014 Option Plan.

If an Award expires or is terminated or canceled without having been exercised or settled in full, it is forfeited back to us and the terminated portion of the award (or forfeited or repurchased shares subject to the award) will become available for future grant or sale under the 2014 Option Plan (unless it has terminated).  Shares are not deemed to be issued under the 2014 Option Plan with respect to any portion of an Award that is settled in cash.  If the exercise or purchase price of an award is paid for through the tender of shares, or tax withholding obligations are met through the tender or withholding of shares, those shares tendered or withheld will again be available for issuance under the 2014 Option Plan.

In the event a change, such as a stock split, is made in our capitalization which results in an exchange or other adjustment of each share of common stock for or into a greater or lesser number of shares, appropriate adjustments will be made to unvested awards in the number of shares subject to each outstanding option or other awards in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2014 Option Plan.  The administrator also may make provisions for adjusting the number of Awards in the event we effect one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of our outstanding common stock.  Awards may provide that in the event of the dissolution or liquidation of the Company, a corporate separation or division or the merger or consolidation of the Company, the holder may exercise the award on such terms as it may have been exercised immediately prior to such dissolution, corporate separation or division or merger or consolidation; or in the alternative, the administrator may provide that each award granted under the 2014 Option Plan shall terminate as of a date fixed by the administrator.

Awards

The 2014 Option Plan provides for the grant of options intended to qualify as ISOs under Section 422 of the Code to our and our affiliates’ employees and non-statutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, performance unit awards, performance share awards and other stock based awards (each, an “Award”) to our and our affiliates’ directors, employees, consultants and advisors.

Stock Options.  An option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time. The administrator may grant both ISOs and NSOs under the 2014 Option Plan.  Except as otherwise determined by the administrator in an Award agreement, the exercise price for options cannot be less than the fair market value (as defined in the 2014 Option Plan) of our common stock on the date of grant.  The term of each option will be determined by the administrator; provided that no ISO will be exercisable after the tenth anniversary of the date the option is granted.  In the case of ISOs granted to an employee who, at the time of the grant of an option, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any of our affiliates, the exercise price cannot be less than 110% of the fair market value of a share of our common stock on the date of grant and its term will be five years or less from the date of grant.  As of March 31, 2014, the fair market value of our common stock was $22.00 per share, which represents the closing market price of our stock that day as reported on the NASDAQ Global Select Market.  All options granted under the 2014 Option Plan will be NSOs unless the applicable Award agreement expressly states that the option is intended to be an ISO.

Options shall vest and become exercisable as determined by the administrator.  The exercise price will be payable with cash (or its equivalent) or by other methods as permitted by the administrator to the extent permitted by applicable law.

If a participant’s employment or relationship with the Company is terminated, the participant (or his or her designated beneficiary or estate representative in the case of death) may exercise his or her option within such period of time as is specified in the Award agreement to the extent that the option is vested on the date of termination.  In the absence of a specified time in the Award agreement, the option will remain exercisable for three months following the date of termination, except in the case where termination is as a result of disability or death, in which case the option will remain exercisable for 12 months following the date of termination.

The administrator may at any time offer to buy out an option previously granted for a payment in cash or shares of our common stock based on such terms and conditions as the administrator shall establish in compliance with Section 409A of the Code and communicate to the participant at the time that such offer is made.

Restricted Stock.  Restricted stock Awards are Awards of shares of our common stock that vest in accordance with terms and conditions established by the administrator.  The administrator may impose whatever conditions to vesting it determines to be appropriate.  The administrator will determine the number of shares of restricted stock granted to any employee.  The administrator determines the purchase price of any grants of restricted stock and, unless the administrator determines otherwise, shares that do not vest typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the purchaser’s service with us for any reason including death or disability.  Holders of restricted stock may exercise voting rights with respect to such stock, unless the administrator determines otherwise. During the period of restriction, holders of restricted stock will be entitled to receive all dividends and other distributions paid with respect to such stock unless otherwise provided in the Award agreement. If any such dividends or distributions are paid in shares of our common stock, such shares will be subject to the same restrictions on transferability and forfeitability as the restricted stock with respect to which they were paid.

Unrestricted Stock.  Subject to the terms of an Award agreement, a participant may be Awarded (or sold at a discount) shares of our common stock that are not subject to restrictions on transfer, in consideration for past services rendered to us, our affiliates or for other valid consideration.

Stock Appreciation Rights.  A stock appreciation right is the right to receive an amount equal to the appreciation in the fair market value of our common stock between the exercise date and the date of grant, for that number of shares of our common stock with respect to which the stock appreciation right is exercised. We may either pay the appreciation in cash, in shares of our common stock with equivalent value, or in some combination, as determined by the administrator and in conformance with Section 409A of the Code. The administrator determines the exercise price of stock appreciation rights, the vesting schedule and other terms and conditions of stock appreciation rights; however, stock appreciation rights expire under the same rules that apply to stock options. The administrator may at any time offer to buy out for a payment in cash or shares of our common stock a stock appreciation right previously granted based on such terms and conditions as the administrator shall establish and communicate to the participant at the time that such offer is made.

Performance Units and Performance Shares.  Performance units and performance shares are Awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the Awards otherwise vest. The administrator will establish performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or value of performance units and performance shares to be paid to the participant. The performance goals may be based upon the achievement of company-wide, divisional or individual goals or objectives, or any other basis determined by the administrator. Payment for performance units and performance shares may be made in cash or in shares of our common stock with equivalent value, or in some combination, as determined by the administrator. Performance units will have an initial dollar value established by the administrator prior to the grant date. Performance shares will have an initial value equal to the fair market value of our common stock on the grant date.

Restricted Stock Units.  Restricted stock units are Awards of restricted stock, performance shares and/or performance units that are paid out in installments or on a deferred basis as determined by the administrator in its sole discretion in accordance with rules and procedures established by the administrator and in conformance with Section 409A of the Code.

Other Stock Based Awards.  The administrator has the authority to create Awards under the 2014 Option Plan in addition to those specifically described in the 2014 Option Plan. These Awards must be valued in whole or in part by reference to, or must otherwise be based on, the shares of our common stock.

Performance Goals

The administrator may designate any Award as a qualified performance-based award for the purpose of making the Award fully deductible without regard to the $1,000,000 deduction limit imposed by Section 162(m) of the Code. If an Award is so designated, the administrator must establish objectively determinable performance goals for the Award. Performance periods for such Awards must be at least twelve months and may be any longer period. Performance goals for such Awards shall be based on one or more of the following criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of a subsidiary or a division, region, department or function within the Company or a subsidiary: earnings (e.g., earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; or earnings per share); financial return ratios (e.g., return on investment; return on invested capital; return on equity; or return on assets); increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; stock price; and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures.

Transferability of Awards

Generally, unless the administrator determines otherwise, the 2014 Option Plan does not allow for the transfer of Awards other than by will or by the laws of descent and distribution, and only the participant may exercise an Award during his or her lifetime.

Amendment and Termination of the 2014 Option Plan

The Board may at any time amend, alter, suspend or terminate the 2014 Option Plan, subject to applicable shareholder approval requirements under federal or state law or NASDAQ rules. Unless sooner terminated, the 2014 Option Plan shall terminate on December 30, 2023, the date that is 10 years from the date the 2014 Option Plan was adopted by the Board.

Effectiveness

The 2014 Option Plan was adopted by the Board on December 30, 2013.  The Board’s adoption of the 2014 Option Plan is contingent upon the plan’s approval by the shareholders, and therefore the 2014 Option Plan will only become effective upon approval of our shareholders.

Liquidation or Dissolution of Akorn

In the event of the proposed dissolution or liquidation of Akorn, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction.  The administrator in its discretion may provide for a participant to have the right to exercise his or her Award, to the extent applicable, until 10 days prior to such transaction as to all of the stock covered thereby, including shares of our common stock as to which such Award would not otherwise be exercisable.  In addition, the administrator may provide that any Akorn repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action.

Change in Control

Generally, in the event Akorn experiences a “change in control,” as that term is defined in the 2014 Option Plan, it is anticipated that Awards will be assumed by the successor corporation or that the successor corporation will substitute an equivalent Award in its place.  However, if the successor corporation cannot or will not assume or substitute the outstanding Award, then the administrator may provide that the vesting of any Award shall accelerate 100%.  If accelerated, the administrator shall give the recipient 15 days’ notice from which to exercise the vested Awards. At the end of such 15-day period, the Awards shall terminate if they are not exercised.

Federal Income Tax Consequences

To the Optionees or Recipients.

NSOs.  An optionee generally will not recognize any income for federal income tax purposes on the grant of an NSO. Upon the exercise of an NSO, an optionee generally will recognize compensation taxable as ordinary income, equal to the difference between the fair market value of our common stock on the date of exercise and the exercise price. If the optionee is an employee of the Company, this compensation is subject to withholding taxes.  An optionee will recognize gain or loss on the sale or exchange of stock acquired pursuant to an exercise of an NSO.  Such gain or loss will be equal to the difference between the optionee’s adjusted basis in the stock, which will include the exercise price and any ordinary income recognized on exercise of the option, and the fair market value of the stock on the date of sale or exchange.  The gain may be subject to preferential tax treatment if the stock has been held for more than one year.

ISOs.  An optionee will not recognize any income for federal income tax purposes on the grant of an ISO. Upon the exercise of an ISO, tax is deferred until the underlying stock is sold (though the spread at exercise may be a tax preference for purposes of the Alternative Minimum Tax).  When sold, the ISO is taxed at the capital gains rate on the full amount of appreciation for the sales proceeds over the option cost, provided the employee has satisfied the holding period prescribed for ISOs — the longer of two (2) years from the date of grant or one (1) year from the date of exercise.  If the ISO stock is sold within the holding period, the option is taxed as an NSO.

Restricted Stock.  Generally, a recipient recognizes no income from the grant of a restricted stock award until the grant is no longer subject to a substantial risk of forfeiture.  Upon the lapse of a substantial risk of forfeiture (i.e., the restricted stock becomes vested), the recipient has taxable income equal to the excess of the fair market value of the restricted stock over the amount paid, if any.  Upon a later disposition, the computation of taxable gain will take into account any previous taxes paid, and the gain may be subject to preferential tax treatment if the restricted stock has been held for more than one year.

Unrestricted Stock.  Unrestricted stock generally has the same tax consequences as restricted stock.

Stock Appreciation Rights.  A recipient of a stock appreciation right will generally recognize ordinary income for federal income tax purposes, the timing of which depends on the terms of the underlying Award agreement and Section 409A of the Code.

Performance Units and Performance Shares.  A recipient of a performance unit/share generally recognizes no income until the performance objectives are satisfied. If the payout is in stock, the recipient has taxable income equal to the excess of the fair market value of the stock over the amount paid, if any.  Upon a later disposition, the computation of taxable gain will take into account any previous taxes paid, and the gain may be subject to preferential tax treatment if the stock has been held for more than one year. If the payout is in cash, the recipient has ordinary income equal to the amount of cash received.

Restricted Stock Units. Restricted stock units must comply with Section 409A of the Code, and will be taxed in accordance with the terms of its underlying Award agreement.

Other Stock Based Awards. The taxation of other stock based Awards depends on the nature of the Award.

To Akorn.

With the exception of ISO Awards, we generally are entitled to a tax deduction at the time and in the amount that the optionee/recipient recognizes ordinary income in connection with the grant or exercise of the Award. As to grants of ISOs, we generally receive no tax deduction associated with such grant except when the recipient has a disqualifying disposition. Upon a disqualifying disposition, the option loses its ISO status, converts to a NSO, and is taxed accordingly.

The Board believes that the adoption of the 2014 Option Plan is in the best interest of Akorn and its shareholders and, therefore, unanimously recommends that the shareholders vote “FOR” approval of the adoption of the 2014 Option Plan.

PROPOSAL 4.   APPROVAL BY NON-BINDING ADVISORY VOTE OF THE COMPANY’S CURRENT
EXECUTIVE COMPENSATION PROGRAM.

You are being asked to vote on a proposal commonly known as a “say-on-pay” proposal, which gives you the opportunity to express your approval or disapproval, on a non-binding advisory basis, of our executive officer compensation program, policies and practices through the following resolution:

“RESOLVED, that the shareholders of Akorn, Inc. approve, on an advisory basis, the Company’s executive compensation program, as described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure set forth, pursuant to Item 402 of Regulation S-K, in the Company’s proxy statement for the 2014 annual meeting of shareholders.”

We urge you to consider the various factors regarding our executive compensation program, policies and practices as detailed in the Compensation Discussion and Analysis.  As discussed in the Compensation Discussion and Analysis, we believe that our executive compensation program is competitive and governed by pay-for-performance principles which emphasize compensation opportunities that reward results.  Our use of stock-based incentives reinforces the alignment of the interests of our executives with those of our long-term shareholders, thereby supporting the Company’s strategic objectives and mission.

This advisory vote is in accordance with requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), adopted in mid-2010. The Dodd-Frank Act required that public companies give their shareholders the opportunity to cast advisory votes relating to executive compensation at the first annual meeting of shareholders held after January 21, 2011.  Further, companies were required to hold an initial advisory vote on the frequency with which future advisory votes should be held – whether every one, two or three years – and must hold subsequent votes on the frequency of such advisory votes at least every six years.  The SEC adopted rules to implement the provisions of the Dodd-Frank Act relating to this requirement.

In advance of the Company’s 2011 annual meeting of shareholders, the Board of Directors had recommended that future advisory votes on the Company’s executive officer compensation program should occur every year.  At the 2011 annual meeting of shareholders, the majority of the Company’s shareholders voted in favor of holding future advisory votes every year, and the Company’s Board of Directors subsequently adopted this as its official position.  Accordingly, this Proposal 4 is being submitted to you to obtain the advisory vote of the shareholders in accordance with the Dodd-Frank Act, Section 14A of the Exchange Act and the rules of the Securities and Exchange Commission. We expect that the next shareholder advisory vote on the Company’s executive compensation program will take place at the 2015 annual meeting of shareholders.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, our Board of Directors (including our Compensation Committee) will take into account the outcome of the vote when considering future decisions affecting executive compensation as it deems appropriate.

The Board of Directors unanimously recommends that you vote “FOR” approval of the Company’s executive compensation program.

II. CORPORATE GOVERNANCE AND RELATED MATTERS

Board of Directors

The age, principal occupation and employment, position with us, directorships in other public corporations, and year first elected as one of our directors, of each of our nominees and current directors, as applicable, as of March 7, 2014 are included in this proxy statement under the heading “PROPOSAL 1.  ELECTION OF DIRECTORS” above and are incorporated herein by reference.

Independence of the Board of Directors

Our common stock is traded on The NASDAQ Global Select Market (“NASDAQ”).  The Board has determined that a majority of the members of, and nominees to, the Board qualify as “independent,” as defined by the listing standards of NASDAQ.  Consistent with these considerations, after review of all relevant transactions and relationships between each director and nominee, or any of his family members, and the Company, its senior management and its independent auditors, the Board has further determined that all of our directors and nominees to serve as directors are “independent” under the listing standards of NASDAQ, except for Dr. Kapoor and Mr. Tambi.  In making this determination, the Board considered that there were no new transactions or relationships between its current directors and the Company, its senior management and its independent auditors since last making this determination.

Leadership Roles

Our bylaws do not require that the positions of Chairman of the Board of Directors and Chief Executive Officer (“CEO”) be separate.  Our bylaws allow for the flexibility to decide how the two positions should be filled based on the circumstances existing at any given time.  Further, the Board does not have a formal policy relating to the separation of the offices of Chairman of the Board and CEO.  Our offices of Chairman of the Board and CEO have been separate since 2002, when our Chairman, John Kapoor last served as both Chairman of the Board and CEO.  Currently, with the separation of the positions, the Chairman of the Board oversees strategic planning for the Company, and the CEO oversees the day-to-day planning, execution and operational matters. The Board believes that the separation of the two roles provides a balance of these important responsibilities and best suits the skills of Dr. Kapoor and Mr. Rai.  However, the Board believes that retaining the flexibility to unify the two roles is beneficial to the Company, and as such, the Board intends to continue to exercise its discretion in combining or separating these positions depending on the particular circumstances and needs of the Company at any time.

Risk Management

We accept the premise that with innovation and progress we must also confront various risks. We also recognize that risk can be predicted, evaluated, avoided and/or managed.  Further, the Board acknowledges that inappropriate risk avoidance and management could damage Company assets as well as shareholder value. Given these principles, senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management and compliance programs and policies.  We have developed a consistent, systemic and integrated approach to risk management to help determine how best to identify, manage and mitigate significant risks throughout the Company. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management.  The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board providing guidance in these areas.

 Executive Sessions of Independent Directors

Our independent directors meet periodically in executive sessions when only independent directors are present.  Persons interested in communicating with the independent directors may address correspondence to a particular director or to the independent directors generally, in care of Corporate Secretary, Akorn, Inc., 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045.

Board Meetings

During the year ended December 31, 2013, our Board held thirteen (13) meetings of which four (4) were regular quarterly meetings and nine (9) were special meetings.  Various committees of our Board met fifteen (15) times during 2013.  Directors are strongly encouraged to attend the annual meeting of shareholders unless extenuating circumstances prevent them from attending, although we do not have a formal, written policy requiring such attendance.  All of the Company’s directors attended at least 75% of the aggregate number of meetings of the Board held during 2013.  All but one of the directors attended at least 75% of the meetings of the Board committees on which they serve, the once exception being Mr. Johnson, who attended four of six audit committee meetings held during the year.  All members of the Board at the time of the 2013 annual meeting attended the 2013 annual meeting.

Committees of the Board

The Board has three committees: an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”), with the members of each committee indicated below.

●	The Audit Committee consists of Mr. Meyer (Chair), Mr. Johnson, and Mr. Abramowitz.
●	The Compensation Committee consists of Mr. Johnson (Chair), Mr. Weinstein and Dr. Graves.
●	The Nominating and Corporate Governance Committee consists of Mr. Weinstein (Chair), Mr. Meyer, and Dr. Graves.

The composition of Board committees is reviewed and determined each year at the initial meeting of the Board after the annual meeting of shareholders.

Audit Committee

The Audit Committee of the Board oversees our corporate accounting and financial reporting process and audits of our financial statements.  For this purpose, the Audit Committee performs several functions.  The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and approves all related person transactions; reviews the financial statements to be included in our Annual Report on Form 10-K and quarterly reports on Form 10-Q; and discusses with management and the independent auditors the results of the annual audit and the results of the reviews of our quarterly financial statements.  The Audit Committee met six (6) times during the 2013 fiscal year.  A current copy of the Audit Committee Charter, which has been adopted and approved by the Board, is available on our website at http://www.akorn.com (the contents of such website are not incorporated into this proxy statement).

The Board has reviewed NASDAQ’s definition of independence for Audit Committee members and has determined that all members of our Audit Committee are “independent” under the listing standards of NASDAQ.  Further, the Board determined that each of the members of the Audit Committee is “independent” in accordance with Rule 10A-3 of the Exchange Act. The Board has determined that Mr. Meyer qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.  The Board made a qualitative assessment of Mr. Meyer’s level of knowledge and experience based on a number of factors, including his formal education, and his experience as the Chief Financial Officer of JVM Realty, a private firm specializing in the acquisition, re-positioning and management of multi-family housing for qualified investors, as well as his experience as Corporate Treasurer and International Controller and VP of Global Operations at Baxter International, Inc.  Shareholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Meyer’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Meyer any duties, obligations or liabilities that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liabilities of any other member of our Audit Committee or the Board.

Compensation Committee

The Compensation Committee, which met five (5) times during 2013, reviews and approves the overall compensation strategy and policies for the Company.  The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our executive officers; and administers equity awards and stock purchase plans.  Each member of the Compensation Committee has been determined by the Board to be “independent” under the listing standards of NASDAQ.  A current copy of the Compensation Committee Charter, which has been adopted and approved by the Board, is available on our website at http://www.akorn.com (the contents of such website are not incorporated into this proxy statement).  The Compensation Committee has authority to obtain advice and seek assistance from internal and external accounting and other advisors and to determine the extent of funding necessary for the payment of any consultant retained to advise it.

 Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and processes regarding corporate governance matters, assessing Board membership needs and making recommendations regarding potential director candidates to the Board.  A current copy of the Nominating and Corporate Governance Committee Charter, which has been adopted and approved by the Board, is available on our website at http://www.akorn.com (the contents of such website are not incorporated into this proxy statement).  Each member of the Nominating and Corporate Governance Committee has been determined by the Board to be “independent” under the listing standards of NASDAQ.  The Nominating and Corporate Governance Committee met four (4) times during 2013.

  The Board believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics.  The Board also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our shareholders.  However, the Board retains the right to modify these qualifications from time to time.  Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of shareholders.  In conducting this assessment, the Board considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.  In the case of incumbent directors whose terms of office are set to expire, the Board and the Nominating and Corporate Governance Committee review such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such director’s independence.  In the case of new director candidates, the Board also determines whether the nominee must be independent, which determination is based upon applicable SEC and NASDAQ rules.

Board members should possess such attributes and experience as are necessary to provide a broad range of personal characteristics, including diversity, management skills, and pharmaceutical industry, financial, technological, business and international experience.  Directors selected should be able to commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as be able to participate in other matters necessary for good corporate governance.

In order to identify a potential Board candidate, the Board uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.  The Board conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.  The Board meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.  To date, the Board has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, nor has the Board rejected a director nominee from a shareholder or shareholders.  Upon the election of nominees at our annual meeting of shareholders on May 2, 2014, the Board will have two vacancies, one of which is reserved for a nominee to be named by our Chairman, Dr. John Kapoor, in accordance with terms of a Modification, Warrant and Investor Rights Agreement entered into on April 13, 2009 between the Company and EJ Funds, LP, a company controlled by our Chairman.

Although there is no formal procedure for shareholders to recommend nominees for the Board, the Nominating and Corporate Governance Committee will consider such recommendations if received 120 days in advance of the annual meeting, addressed to the Nominating and Corporate Governance Committee, in care of Corporate Secretary, Akorn, Inc., 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045.  Such recommendations should be addressed to the Nominating and Corporate Governance Committee at our address and provide all information relating to such person that the shareholder desires to nominate that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Exchange Act.  The Board does not believe that a formal procedure for shareholders to recommend nominees for the Board is necessary because every effort has been made to ensure that nominees recommended by shareholders are given appropriate consideration by the Nominating and Corporate Governance Committee.

 Board Member Qualifications

John N.  Kapoor, Ph.D.

The Nominating and Corporate Governance Committee has nominated Dr. Kapoor to serve on the Board because of his business leadership and industry experience as Chief Executive Officer of health care and pharmaceutical companies and the President of EJ Financial Enterprises, Inc.

In addition, Dr. Kapoor’s outside board experience with Introgen Therapeutics, Inc. and as former chairman of the board of directors of NeoPharm, Inc. and Option Care, Inc. provides him with valuable perspective for guiding us.

Kenneth S. Abramowitz.

The Nominating and Corporate Governance Committee has nominated Mr. Abramowitz to serve on the Board because of his business leadership and industry experience currently as a co-founder and Managing General Partner of NGN Capital and previously as Managing Director at The Carlyle Group in New York, and as an Analyst at Sanford C. Bernstein & Company.

In addition, Mr. Abramowitz’s outside board experience as a member of the Board of Directors of EKOS Corporation, OptiScan Biomedical Corporation, Cerapedics, Inc., Valtech Cardio and Small Bone Innovations, Inc. and previous service on the boards of Option Care, Inc., Sightline Technologies Ltd and Power Medical Interventions, as well as MedPointe, MultiPlan Acquisition Holdings and ConnectiCare Holdings, Inc. provides him with valuable perspective for guiding us.

Adrienne L. Graves, Ph.D.

The Nominating and Corporate Governance Committee has nominated Dr. Graves to serve on the Board because of her extensive business leadership experience and scientific background in ophthalmic pharmaceutical development and marketing, principally her experience as President, CEO and Global Corporate Officer of Santen Inc., a U.S. subsidiary of Japan’s market leader in ophthalmic pharmaceuticals.  Also considered valuable is her past experience with Alcon Laboratories, Inc., for which at various times she served as Senior VP, World Wide Clinical Development and as VP Clinical Affairs.

Ronald M.  Johnson.

The Nominating and Corporate Governance Committee has nominated Mr. Johnson to serve on the Board because of his business leadership, FDA consultation and industry experience as president of Becker & Associates Consulting, Executive Vice President of The Lewin Group, Executive Vice President of Quintiles Consulting and thirty years employment experience with the FDA, primarily in the compliance and enforcement areas, as well as his ongoing experience providing consulting services to the pharmaceutical, medical device, biologic and biotechnology industries in their efforts to meet FDA regulatory requirements.

Steven J. Meyer.

The Nominating and Corporate Governance Committee has nominated Mr. Meyer to serve on the Board because of his business leadership and industry experience as the Chief Financial Officer of JVM Realty, experience as the Corporate Treasurer and International Controller and VP of Global Operations at Baxter International, Inc., and membership on the Board of Directors of Insys Therapeutics.

 Brian Tambi.

The Nominating and Corporate Governance Committee has nominated Mr. Tambi to serve on the Board because of his business leadership, FDA and industry experience as the Chairman of the Board, President & CEO of BrianT Laboratories, former Chairman of the Board, President & CEO of Morton Grove Pharmaceuticals, Inc., member of the Board of Directors of Insys Therapeutics, and his executive management experience with companies such as IVAX Corporation, Fujisawa Pharmaceutical Company USA, LyphoMed Inc., and Bristol-Myers International Group.

Alan Weinstein.

The Nominating and Corporate Governance Committee has nominated Mr. Weinstein to serve on the Board because of his business leadership and industry experience as a consultant to supplier clients in the areas of hospital organization, hospital operations, and working with group purchasing  organizations; and his experience as the Founder and President of Premier, Inc.  Additionally, Mr. Weinstein’s past and present experience as a member of the Board of Directors of American DG Energy, SterilMed, Precyse, SutureExpress, Vascular Pathways and OpenMarkets is important to us.

Communications with the Board

Shareholders and other interested parties who wish to communicate with the Board of Directors, or a particular director or group of directors, may do so by sending a letter to Akorn, Inc., Attention: Corporate Secretary, 1925 W. Field Court, Suite 300, Lake Forest, Illinois 60045.  The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication”, and the letter should indicate whether the intended recipients are the entire Board, a  specific group or committee of the Board, or an individual director.  All such communications received by the Company will be promptly copied and distributed to the appropriate director or directors.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees Akorn’s financial reporting process on behalf of the Board.  As part of this oversight function, the Audit Committee oversees Akorn’s compliance with legal and regulatory compliance and monitors Akorn’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, which includes receiving regular reports and representations by management of Akorn and its independent auditors, each of whom is given full and unlimited access to the Audit Committee to discuss any matters which they believe should be brought to our attention.

In carrying out its responsibilities, the Audit Committee acts in an oversight capacity.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and discussed the audited financial statements with management.  Management represented to the Audit Committee that Akorn’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

The Audit Committee discussed with the independent auditors matters required to be discussed by Public Company Oversight Board Auditing Standard No.16.  In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from Akorn and its management, including the matters in the written disclosures and the applicable letter received by the Audit Committee from the independent auditors as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.  The Audit Committee has also reviewed the certifications of the executive officers of Akorn attached as exhibits to Akorn’s Annual Report on Form 10-K for the 2013 fiscal year as well as all reports issued by Akorn’s independent auditor related to its audit of Akorn’s financial statements for the 2013 fiscal year and the effectiveness of Akorn’s internal control over financial reporting.

The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to Akorn is compatible with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements in Akorn’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

This report is submitted by the Audit Committee, consisting of:

Steven J. Meyer (chair)
Kenneth S. Abramowitz
Ronald M. Johnson

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Persons

Pursuant to its charter, the Audit Committee reviews and approves all related party transactions, although the Board as a whole may also review and approve such transactions.  The procedure for the review, approval or ratification for a related party transaction may involve discussing the terms and purposes of the transaction with management, discussing the transaction with the external auditors, and reviewing financial statements and related disclosures.  In addition, the Board and the Audit Committee review the details of major deals and transactions to ensure that they do not involve related-party transactions.  Members of management have been informed and understand that they are to bring related party transactions to the Audit Committee and the Board for approval.  These policies and procedures are evidenced in the Audit Committee Charter and the Company’s Code of Ethics.

Certain Transactions

John N. Kapoor, Ph.D., our Chairman of the Board and a shareholder, is the President of EJ Financial Enterprises, Inc., a health care consulting investment company (“EJ Financial”).  EJ Financial is involved in the management of health care companies in various fields and Dr. Kapoor is involved in various capacities with the management and operation of these companies.  The Kapoor Trust, the beneficiary and sole trustee of which is Dr. Kapoor, is a principal shareholder of each of these companies.  Although these companies do not currently compete directly with us, certain companies with which EJ Financial is involved are in the pharmaceutical business.  Discoveries made by, or other activities of, one or more of these companies could render our products less competitive or obsolete.

The Company paid $1,081,000 for legal services obtained during 2013 from Polsinelli PC (formerly Polsinelli Shughart PC), a firm for which the spouse of the Company’s Senior Vice President, General Counsel and Secretary is a shareholder.

Certain of the Company’s named executive officers have entered into employment or consulting agreements with the Company.  The terms of such agreements are described in Section IV below.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors, and any persons who own more than 10% of common stock, to file reports of ownership of, and transactions in, our common stock with the SEC and furnish copies of such reports to us. Based solely on our review of the copies of such forms and amendments thereto furnished to us and written representations that no other such statements were required, we believe that during fiscal year 2013 our officers, directors and any person whom we understand beneficially owns more than 10% of our common stock complied with all such requirements.

CODE OF ETHICS

Our Board has adopted a Code of Ethics that is applicable to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions.  We will satisfy any disclosure requirements under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, any provision of the Code of Ethics with respect to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions by disclosing the nature of such amendment or waiver on our website or in a report on Form 8-K.  A copy of the Code of Ethics can be obtained at our website.  Our website address is http://www.akorn.com (the contents of such website are not incorporated into this proxy statement).  In addition, our Board has adopted a general code of ethics that is applicable to all of our employees and directors.

Our Audit Committee has adopted a whistleblower policy in compliance with Section 806 of the Sarbanes-Oxley Act.  The whistleblower policy allows employees to confidentially submit a good faith complaint regarding accounting or audit matters to the Audit Committee and management without fear of dismissal or retaliation.  This policy, as well as a copy of our code of ethics, was distributed to all our employees for signature and signed copies are on file in our Human Resources Department.

III.  SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

As of March 7, 2014, the following persons were directors, nominees, “Named Executive Officers” (as defined in Section IV below), or others with beneficial ownership of 5% or more of our common stock.  The information set forth below has been determined in accordance with Rule 13d-3 under the Exchange Act based upon information furnished to us or to the SEC by the persons listed.  Unless otherwise noted, the address of each of the following persons is 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045.

Beneficial Ownership of Holders of 5% or more of our Common Stock, Directors, and Named Executive Officers:

Beneficial Owner	Shares Beneficially Owned (1)		Percent of Class
Holders of 5% or more of our common stock (excluding Directors and Named Executive Officers):
BlackRock, Inc.	7,505,906	(2)	7.77%
Columbia Wanger Asset Management, LLC	7,263,695	(3)	7.52%
Oak Ridge Investments LLC	5,575,735	(4)	5.77%

Directors:
John N. Kapoor, Ph.D.	31,582,967	(5)	30.41%
Kenneth S. Abramowitz	72,872	(6)	*
Adrienne L. Graves, Ph.D.	29,557	(7)	*
Ronald M. Johnson	201,557	(8)	*
Steven J. Meyer	101,456	(9)	*
Brian Tambi	89,557	(10)	*
Alan Weinstein	134,057	(10)	*
Named Executive Officers:
Raj Rai	3,966,300	(11)	3.94%
Timothy A. Dick	802,099	(12)	*
Joseph Bonaccorsi	596,085	(13)	*
Bruce Kutinsky, Pharm. D.	413,537	(14)	*
John R. Sabat	183,522	(15)	*
Mark M. Silverberg	500,351	(16)	*
Directors and Named Executive Officers as a group (13 persons)	38,673,917		35.00%

(*) indicates Beneficial Ownership of less than 1%.

(1)
Includes all shares beneficially owned, whether directly and indirectly, individually or together with associates, jointly or as community property with a spouse, as well as any shares as to which beneficial ownership may be acquired within 60 days of March 7, 2014 by the exercise of options, warrants or other convertible securities.  Unless otherwise specified in the footnotes that follow, the indicated person or entity has sole voting power and sole investment power with respect to the shares.

(2)
The stock ownership of BlackRock, Inc. is as of December 31, 2013 as reflected in the Schedule 13G/A filed with the SEC on February 10, 2014.  The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(3)
The stock ownership of Columbia Wanger Asset Management, LLC is as of December 31, 2013 as reflected in the Schedule 13G/A filed with the SEC on February 6, 2014.  The address of Columbia Wanger Asset Management, LLC is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(4)
The stock ownership of Oak Ridge Investments LLC is as of December 31, 2013 as reflected in the Schedule 13G filed with the SEC on February 3, 2014.  The address of Oak Ridge Investments LLC is 10 South LaSalle Street, Suite 1900, Chicago, Illinois 60603.

(5)	Includes (i) 16,561,656 shares of common stock owned by the Kapoor Trust, of which Dr. Kapoor is the sole trustee and beneficiary, (ii) 4,224,185 shares owned by various grantor retained annuity trusts (“GRATs”) of which Dr. Kapoor is the sole trustee and various family members are the beneficiaries, (iii) 498,452 shares of common stock owned directly by Dr. Kapoor, (iv) 2,278 unvested restricted stock awards to Dr. Kapoor scheduled to vest on May 3, 2014, (v) 2,970,644 shares owned by EJ Financial / Akorn Management L.P., of which Dr. Kapoor is the managing general partner, (vi) 133,439 shares of common stock owned by several trusts, the trustee of which is an employee of EJ Financial Enterprises Inc., a company for which Dr. Kapoor serves as President, and the beneficiaries of which are Dr. Kapoor’s children, (vii) 3,590,445 shares of common stock issuable upon exercise of warrants issued to the EJ Funds LP, and (viii) 3,601,868 shares of common stock issuable upon the exercise of warrants held by the Kapoor Trust. Dr. Kapoor holds sole voting and dispositive power over 25,021,878 beneficially-owned shares and holds shared voting and dispositive power over 6,561,089 beneficially owned shares, which includes the 2,970,644 shares owned by EJ Financial / Akorn Management L.P and the 3,590,445 shares of common stock issuable upon exercise of warrants issued to the EJ Funds LP.

(6)	Beneficial ownership for Mr. Abramowitz includes (i) 51,585 shares of common stock issuable upon exercise of options and (ii) 2,278 shares of restricted common stock scheduled to vest on May 3, 2014.

(7)	Beneficial ownership for Dr. Graves includes (i) 20,000 shares of common stock issuable upon exercise of options and (ii) 2,278 shares of restricted common stock scheduled to vest on May 3, 2014.

(8)	Beneficial ownership for Mr. Johnson includes (i) 120,000 shares of common stock issuable upon exercise of options and (ii) 2,278 shares of restricted common stock scheduled to vest on May 3, 2014.

(9)	Beneficial ownership for Mr. Meyer includes (i) 40,000 shares of common stock issuable upon exercise of options and (ii) 2,278 shares of restricted common stock scheduled to vest on May 3, 2014.

(10) (11)
Beneficial ownership for each of Messrs. Tambi and Weinstein includes (i) 70,000 shares of common stock issuable upon exercise of options and (ii) 2,278 shares of restricted common stock scheduled to vest on May 3, 2014.

Beneficial ownership for Mr. Rai consists of 3,966,300 shares of common stock issuable upon the exercise of options.

(12)	Beneficial ownership for Mr. Dick includes 779,900 shares of common stock issuable upon the exercise of options.

(13)	Beneficial ownership for Mr. Bonaccorsi includes 528,025 shares of common stock issuable upon the exercise of options.
(14)	Beneficial ownership for Dr. Kutinsky includes 405,300 shares of common stock issuable upon the exercise of stock options.
(15)	Beneficial ownership for Mr. Sabat includes 146,148 shares of common stock issuable upon the exercise of stock options.
(16)	Beneficial ownership for Mr. Silverberg includes 452,975 shares of common stock issuable upon the exercise of stock options.

EQUITY COMPENSATION PLANS

Equity Compensation Plans

Under the 2003 Option Plan, options have been granted to employees and directors.  As of March 31, 2014, 9,167,195 shares remain outstanding under the 2003 Option Plan.  However, on November 6, 2013 the 2003 Option Plan expired in accordance with its terms and is no longer available for future grants.  Options granted under the 2003 Plan have exercise prices equivalent to the market value of our common stock on the date of grant and expire five years from that date.  Options historically granted to our Directors vested immediately upon grant.  All options granted from May 4, 2012 through November 6, 2013 vest annually over a four-year period.  Most of the options granted under the 2003 Plan prior to May 4, 2012 vest annually over a three-year vesting period.  All existing option and restricted stock awards as of November 6, 2013, the date of expiration of the 2003 Option Plan, will remain intact through their various expiration dates, but no further awards can be granted pursuant to the 2003 Option Plan.  The Company is seeking shareholder approval of the 2014 Option Plan, which was adopted by the Board of Directors on December 30, 2013.  Under this plan, which would replace the expired 2003 Option Plan, 7,500,000 shares of common stock may be issued pursuant to options and other stock-based awards. (See Proposal 3 and Appendix A for further details.)  The 7,500,000 shares set aside for issuance under the 2014 Option Plan is inclusive of the 6,816,500 shares authorized but unissued from the terminated 2003 Option Plan.

The Akorn, Inc. Employee Stock Purchase Plan (the “ESPP”) permits eligible employees to acquire shares of our common stock through payroll deductions in whole percentages from 1% to 15% of eligible wages, at a 15% discount from the market price of our common stock, subject to an annual maximum purchase of $25,000 in market value of common stock.  A maximum of 2,000,000 shares of our common stock may be issued under the ESPP.

We do not have any equity compensation plans that have not been approved by our shareholders, with exception of the 2014 Option Plan which is being presented for shareholder approval in this Proxy Statement.

Summary Table.  The following table sets forth certain information as of December 31, 2013, with respect to compensation plans under which shares of Akorn common stock were issuable as of that date.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity Compensation plans approved by security holders:	9,227,898(2)	$4.45	646,593(1)(2)
Equity Compensation plans not approved by security holders:	-	-	-

Total	9,227,898(2)	$4.45	646,593(1)(2)

(1)
Includes 646,593 shares of common stock available for future issuance under the ESPP.  When the 2003 Option Plan expired on November 6, 2013, there were 6,816,500 previously available shares that expired.

(2)

There were 72,948 shares of Akorn Inc. common stock issued pursuant to employee participation in the ESPP during 2013.  These shares have been reflected in the table above as if they were issued at December 31, 2013, though they were actually issued in January 2014.

IV.  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following table identifies our current executive officers, the positions they hold, and the year in which they became an officer, as of March 7, 2014.  Our officers are appointed by the Board to hold office until their successors are elected and qualified.
Name	Position	Age	Year Became Officer

Raj Rai	Chief Executive Officer (“CEO”)	47	2009
Timothy A. Dick	Chief Financial Officer (“CFO”)	44	2009
Joseph Bonaccorsi	Senior Vice President, General Counsel, and Secretary (“General Counsel”)	49	2009
Bruce Kutinsky	Chief Operating Officer (“COO”)	48	2010
John R. Sabat	Senior Vice President, National Accounts and Trade Relations	64	2004
Mark M. Silverberg	Executive Vice President, Global Quality Assurance and Alliance Management	60	2006

Raj Rai.  Mr. Rai was appointed Interim Chief Executive Officer in June 2009, and appointed Chief Executive Officer in May 2010.  He had been appointed Strategic Consultant to the Special Committee of the Board in February 2009, following the departure of our former President and Chief Executive Officer.  Prior to joining Akorn, Mr. Rai was the President and CEO of Option Care, Inc., a leading provider of home infusion pharmacy and specialty pharmacy services, which was acquired by Walgreen Co. in August 2007.  Mr. Rai previously served on the board of directors of SeQual Technologies Inc., and currently serves on the board of directors of Aciex Therapeutics.

Timothy A. Dick.   Mr. Dick was appointed Chief Financial Officer in June 2009. Most recently, he was Vice President, Operations Improvement & Analysis of Option Care, Inc., a division of Walgreen Co. Mr. Dick has previously held various leadership positions in the areas of financial planning, analysis, and acquisitions at Option Care, Inc.  Prior to joining Option Care, Inc. in September 2001, Mr. Dick held various management positions in finance and acquisitions with both Johnson & Johnson and Peace Health, a Seattle-based regional health care system.

 Joseph Bonaccorsi.  Mr. Bonaccorsi joined Akorn in 2009 as Senior Vice President, Secretary and General Counsel.  Mr. Bonaccorsi came to Akorn from Walgreen Co., where he served as Senior Vice President Mergers & Acquisition and Counsel for the Walgreens-Option Care Home Care division. Mr. Bonaccorsi joined Option Care, Inc. in 2002, where he served as Senior Vice President, General Counsel, Secretary and Corporate Compliance Officer through 2007. Prior to joining Option Care, Inc., he was in private law practice in Chicago, Illinois.  He received his BS degree from Northwestern University and his Juris Doctorate from Loyola University School of Law, Chicago.

Bruce Kutinsky, Pharm.D. Dr. Kutinsky joined Akorn in late 2009 as Senior Vice President of Corporate Strategy and was named President, Consumer Health Division following the Company’s acquisition of Advanced Vision Research, Inc. in May 2011.  In September 2012, Dr. Kutinsky was appointed to serve as Akorn’s Chief Operating Officer.  Before joining Akorn, Dr. Kutinsky was Vice President – Strategic Solutions for Walgreens.  Prior to that, Dr. Kutinsky served in various roles at Option Care from 1997 to 2007, most recent of which was as Executive Vice President, Specialty Pharmacy.  Dr. Kutinsky holds a Doctor of Pharmacy degree from the University of Michigan.

John R. Sabat.  Mr. Sabat assumed the position of Senior Vice President, National Accounts and Trade Relations in June 2009, after serving as Senior Vice President Sales, Marketing and National Accounts since February 2009.  He had served as our Senior Vice President, National Accounts since October 2004.  He joined us in June 2003 as Vice President, National Accounts.  Prior to joining us, he served as Vice President, Sales and Marketing with Major Pharmaceuticals, a division of Apotex, Inc., and a manufacturer and worldwide distributor of proprietary, multi-source prescription and over-the-counter pharmaceuticals.

 Mark M. Silverberg.  Mr. Silverberg currently serves as our Executive Vice President, Global Quality Assurance and Alliance Management, after serving as Senior Vice President, Global Quality Assurance since May 2006.  He joined us in April 2005 as Vice President, Global Compliance.  Prior to joining us, Mr. Silverberg served as Director of Division Quality for the Diagnostics Division of Abbott Laboratories.

 Compensation Discussion and Analysis

The following Compensation Discussion and Analysis presents an overview of our compensation program, focusing on the elements of compensation awarded or paid to our executive officers, including our CEO, Chief Financial Officer and the other executive officers named in the Summary Compensation Table (collectively, “Named Executive Officers”).

Summary of 2013 Results

We are pleased with another year of progress that is due to management’s effective and successful execution of the management objectives established by Mr. Rai and the Board of Directors.  The key highlights and accomplishments for our 2013 fiscal year include the following:

●	Achieved record revenue of $317.7 million in 2013, up 24% over the prior year.
●	Net income for 2013 was $52.4 million, or $0.46 per diluted share, compared to net income of $35.4 million, or $0.32 per diluted share, in the prior year.
●	Produced 2013 non-GAAP Adjusted Net Income of $62.5 million, or $0.55 per diluted share.
●	Achieved an 84% increase in the Company’s common stock market price, from a closing price of $13.36 at December 31, 2012 to $24.62 at December 31, 2013.
●
Entered into an agreement to acquire Hi-Tech Pharmacal Co,, Inc. (“Hi-Tech”) for approximately $640 million, or $43.50 per share of Hi-Tech common stock.  This acquisition, which we believe will build scale, breadth of products and dosage forms and enhance the diversification of the Company’s product portfolio, is expected to close early in the second quarter of 2014.

●	Filed 12 Abbreviated New Drugs Applications (“ANDAs”) and completed the development on an additional 11 ANDAs with a combined annual IMS market size of approximately $2.3 billion.
●	Completed the acquisition of the U.S. rights to three branded ophthalmic products from Merck; AzaSite®, COSOPT® and COSOPT® PF.

In 2013, base cash compensation for Named Executive Officers increased by an average of 3% from the previous year.  Based on Company results and individual performance to MBOs, all Named Executive Officers qualified for bonus payouts.  Our CEO received a bonus equal to 135% of his base compensation, while our other Named Executive Officers received bonuses ranging from 21% to 40% of their base compensation.  All of the Named Executive Officers received equity awards in 2013.

The Compensation Committee considers shareholder input when setting compensation for the Company’s Named Executive Officers.  At the 2013 annual meeting of shareholders, 99.5% of the votes cast on the advisory vote on executive compensation were in favor of our executive compensation program.  The Board and the Compensation Committee reviewed these results and determined that, given the significant level of shareholder support, no major re-examination of our executive compensation program was deemed to be necessary at this time.  The Compensation Committee will continue to consider the outcome of the annual advisory votes to approve executive compensation when making future compensation decisions for the named executive officers.

Compensation Philosophy and Objectives.

The Compensation Committee leads the development of our compensation philosophies and practices, and attempts to ensure that the total compensation paid to our executive officers is fair and reasonable relative to the extremely competitive nature of the specialty pharmaceutical industry of which we are a part. For several years, our Company forged through business and financial challenges, and has more recently experienced a significant turn-around that is largely attributable to the success of our current management team. During the challenging downturn years, the Compensation Committee focused intently on attracting and rewarding executives with the unique intersection of industry and turnaround skills and made compensation decisions based on our objective of aligning the Company’s key executives’ goals and incentive pay with the goals of our shareholders in order to enable and encourage the turn-around effort. Consistent with our ongoing goal to keep the Company’s key executives’ objectives and incentive pay aligned with the goals of our shareholders, we continue to pursue a compensation philosophy that is intended to provide total compensation opportunities, which include base salary, bonus, long term equity compensation, and a health and welfare benefits package intended to incentivize the uniquely skilled employees who will continue to carry out our strategic plan, mission, and goals, while maintaining our required high quality standards and growth.

In 2012, we refined our compensation philosophy to reflect the Company’s current posture in the industry in order to align it with the achievement of the Company’s business strategies.  Accordingly, we developed and adopted a philosophy that is intended to serve the foundation upon which the executive compensation program is structured and administered and to serve as a basis for guiding the continued development and evolution of the program.

Our compensation philosophy is based on the following goals and principles:

●	Attract and retain results-oriented executives with proven track records of success to ensure the Company has the caliber of executives needed to perform at the highest levels of the industry,
●	Support Company growth, alignment with shareholder interests, and the achievement of other key corporate goals and objectives,
●	Be designed to achieve external competitiveness, internal equity, and be cost-effective,
●	Focus attention on and appropriately balance current priorities and the longer-term strategy of the Company through short-and long-term incentives,
●
Encourage teamwork and cooperation while recognizing individual contributions by linking variable compensation to Company and individual performance based on position responsibilities and ability to influence financial and organizational results,

●	Promote ownership of Company stock by executives to enhance the alignment of interests with shareholders,
●	Motivate and reward a prudent level of risk and decision making in an effort to drive reasonable performance,
●
Provide flexibility and some discretion in applying the compensation principles to appropriately reflect individual circumstances as well as changing healthcare and pharmaceutical industry conditions and priorities, and

●	Involve a limited use of perquisites and supplemental benefits which will only be provided if a compelling business rationale exists.

Role of Compensation Committee and Management

Our Compensation Committee is composed exclusively of independent directors and meets regularly both with and without management. The Compensation Committee annually sets Named Executive Officer base salaries, establishes annual incentive compensation pay for performance objectives based on both individual and company goals, makes actual awards of annual incentive compensation based on attainment of these goals and other factors the Compensation Committee deems appropriate, and considers awards of long-term equity compensation. In connection with its review and determination, the Compensation Committee considers the input of the Chairman of our Board, who conducts a detailed review of the performance of our CEO based on the Chairman’s substantial and meaningful experience in ownership and management of pharmaceutical and life science companies.  Our Chairman also presents his recommendation for any change in base salary or other compensation components for our CEO.  The Compensation Committee also seeks input from the CEO, particularly related to the establishment and measurement of corporate and individual objectives and recommendations related to overall employee compensation matters. Our CEO does not participate in discussions or make recommendations with respect to his own compensation.

Our CEO reviews the performance of, and proposes salary increases for, all managers who report to him, including the other Named Executive Officers. Any increases are generally based upon the individual’s performance during the previous year and any changes in responsibilities for the upcoming year.  The Compensation Committee reviews the reasonableness of any proposed compensation for the Named Executive Officers. In conducting its review and making its determinations, the Compensation Committee reviews a history of base salary, cash incentive bonus targets and payouts, and equity awards, prepared by the Company’s Human Resources Department.  During the year, our CEO may change the base salary of the managers who report to him, with the exception of our Chief Financial Officer (“CFO”), Chief Operating Officer (“COO”) and General Counsel, without prior approval of our Compensation Committee.  He may do so in order to address significant changes in the individual’s responsibilities, to be competitive in the market or for other business reasons. The CEO exercised this authority during 2013.  Proposed compensation changes for the CFO, COO and General Counsel are submitted by our CEO to the Compensation Committee for review and approval.

Our Human Resources Department (“HR”) evaluates compensation levels and composition and fashions competitive pay packages on a company-wide basis.  HR also works with the Compensation Committee and the CEO in planning for recruitment and retention of employees.  Based on HR’s research and the CEO’s recommendations, we fix these salaries at rates that we believe are generally competitive, but we do not attempt to pay at the high end of our competition.

Compensation Consultants

The Compensation Committee has maintained a structured approach to compensation for our Named Executive Officers, and, since 2005, has retained its own independent compensation consultants which have provided the Committee with support, advice and recommendations. In 2010, 2012 and 2013, our compensation consultant worked with the Compensation Committee in comparing our executive compensation with pertinent market data taken from published salary surveys reflecting a broad range of entities, both within and outside our own specialty pharmaceutical industry. The study also included publicly reported data from a selected peer group, which we updated and refined in 2012 to include Auxilium Pharmaceuticals Inc., Cornerstone Therapeutics Inc., DepoMed Inc., Hi Tech Pharmacal Co. Inc., Jazz Pharmaceuticals plc, Lannett Company, Inc., Nektar Therapeutics, Optimer Pharmaceuticals, Inc., Pozen Inc., Questcor Pharmaceuticals, Inc., Sagent Pharmaceuticals, Inc., and Santarus, Inc.  Specifically, the Compensation Committee requested the consultant to report base and annual salary incentive percentages for executives in similar sized companies and/or similar industries.  The Compensation Committee reviewed these surveys and information in order to obtain a general understanding of current compensation practices and trends for specific positions held versus just focusing on the Named Executive Officers.  This analysis was reviewed and updated in 2011, 2012 and 2013 in order to confirm the appropriate data, measures and comparisons.

With respect to establishing the CEO and CFO compensation, we gather, analyze and evaluate the compensation mix provided by our peer group, as well as consider the other factors set forth in the Compensation Committee’s charter.  We do not target or benchmark our Named Executive Officers’ compensation at a certain level or percentage based on other companies’ compensation arrangements. Based on our review of these sources, we have determined that our total compensation and cash compensation for the Named Executive Officers falls near the aggregated medians of the named executive officers of our peer group. Our goal is to structure our compensation in a manner where the largest increase in total direct compensation for our Named Executive Officers comes from appreciation in their Long Term Incentive Awards.

The Compensation Committee has analyzed whether the work of our current compensation consultant, Towers Watson, has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by Towers Watson; (ii) the amount of fees from the Company paid to Towers Watson as a percentage of Towers Watson’s total revenue; (iii) the policies and procedures of Towers Watson that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Towers Watson or the individual compensation advisors employed by Towers Watson with our CEO; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by Towers Watson or the individual compensation advisors employed by Towers Watson. The Compensation Committee has determined, based on its analysis of the above factors, that the work of Towers Watson and the individual compensation advisors employed by Towers Watson as compensation consultants to the company has not created any conflict of interest.

Components of Compensation.  Our compensation program generally provides equivalent benefits for all salaried and hourly-paid employees. For our managers, directors and vice presidents, including our executive officers, we provide additional compensation designed to reward performance.  For 2013, the principal components of compensation for our Named Executive Officers were:

●	Base Salary, or base Consulting Fee, as applicable

●	Performance-Based Annual Bonus,

●	Long-Term Incentive Compensation, including periodic grants of long-term stock-based compensation, such as stock options, which are subject to time-based vesting requirements, and

●	Health and Welfare Benefits.

Base Salary.

The salaries for our Named Executive Officers are established to be competitive with market practices in order to allow us to attract and retain senior executive talent. Salary decisions are also influenced by internal equity taking into consideration the relationship between salaries among the executives and each executive’s role and responsibilities, and impact on Company performance.  Other factors considered by the Compensation Committee include an executive’s experience, specific skills, tenure and individual performance. In setting base salaries for the CEO, CFO, COO and General Counsel, we also consider external equity based on analysis of peer group data.   In 2013, no substantial increases to base salaries were implemented.

Performance-Based Annual Bonus.

Beginning in 2005, we instituted formal management-by-objectives (MBO) annual performance based awards for all of our Named Executive Officers.  Our MBO based incentive program has continued to be a major component of our compensation strategy.  It affords us the opportunity and framework for establishing both corporate and individual performance objectives while providing us the flexibility to reward superior performance in overcoming unforeseen circumstances and exceptional achievements.  Individual MBOs extend beyond financial performance and include actions required for the continued turnaround and future growth of the company.

Each year, the Compensation Committee adopts guidelines pursuant to which it calculates the annual cash incentive awards available to our Named Executive Officers, subject to the Compensation Committee’s oversight and modification. The Compensation Committee believes that our annual incentive program provides our Named Executive Officers with a team incentive to both enhance our financial performance and perform at the highest level. The terms of these programs are not contained in a formal written plan. No executive is part of an incentive plan that has any guaranteed bonus amounts.

We structured specific annual incentive compensation pay for 2013 based upon MBOs for our CEO, CFO, COO and General Counsel, as well as the Company’s achievement of its overall goals.  After the Board reviewed the strategic plan and budget for the year, the Compensation Committee set annual incentive compensation targets designed to induce achievement of that plan and budget.  For 2013, we set the CEO’s bonus target at 100% of base compensation, the CFO’s and COO’s bonuses at 50% of base compensation and the General Counsel’s bonus at 40% of base compensation.  The same bonus targets were set for the CEO, CFO, COO and General Counsel for 2012.  The CEO, CFO, COO and General Counsel each have additional opportunity for “stretch” bonus of up to 50% of their base bonus, or 50%, 25%, 25% and 20% of their base compensation, respectively.  In addition to the bonuses available to the Company’s CEO, CFO, COO and General Counsel, we approved specific objectives and target percentages of compensation for the other Named Executive Officers based on the CEO’s recommendation and our review of the appropriate objectives for these individuals.  Each Named Executive Officer has established MBOs that align with each of the corporate MBOs discussed below.

For the year 2013, we paid bonuses to each of our Named Executive Officers based on their achievement of personal MBOs and the Company’s achievement of its performance targets.  Since the Company was not deemed to have exceeded its overall budget goals, “stretch” bonuses were not paid for 2013.  For 2013, our named executive officers’ received the following bonuses:

	Base Pay for Bonus Calculation (a)	Base Bonus Opportunity (b)	Base Bonus Available (c)	Base Bonus Paid (d)	Discretionary Bonus Paid (e)	Total Bonus Paid (f)
Raj Rai	$500,000	100%	$500,000	$500,000	$250,000	$750,000
Timothy A. Dick	309,000	50%	154,500	77,250	─	77,250
Joseph Bonaccorsi	286,000	40%	114,400	114,400	─	114,400
Bruce Kutinsky (h)	313,000	50%	156,500	122,070	─	122,070
John R. Sabat	280,000	30%	84,000	77,701	─	77,701
Mark M. Silverberg	280,000	30%	84,000	58,800	─	58,800
TOTALS	$1,968,000		$1,093,400	$950,221	$250,000	$1,200,221

(c)   Base Bonus Available = Base Pay (a) x Base Bonus Opportunity (b).
(d)   Base Bonus Paid = Base Pay (a) x Base Bonus Opportunity (b) x % Personal MBO Achievement.
(e)   Discretionary Bonus was awarded by the Compensation Committee of the Board of Directors.
(f)   Total Bonus Paid = Base Bonus Paid (d) + Discretionary Bonus Paid (e).

Annual Cash Incentive Awards for our Chief Executive Officer

The Compensation Committee discussed the annual cash incentive program for Mr. Rai for fiscal year 2013. Additionally, the Compensation Committee reviewed the Company’s performance against the pre-determined financial objectives and personal objectives.  The 2013 cash incentive plan consisted of the following key components:

A.
A base bonus tied to personal objectives linked to Company’s overall strategic plan and the achievement of the target Adjusted EBITDA, as defined by the Company.  The Adjusted EBITDA targets for Mr. Rai were established by the Compensation Committee at the commencement of the year and are the same targets applied to our annual cash bonus program for our other executive officers. A reconciliation of Adjusted EBITDA to net income for the year ended December 31, 2013 can be found on our Current Report on Form 8-K filed with the SEC on March 3, 2014.  The personal objectives were not specifically assigned percentages.

B.	An “over-achievement” bonus which equals 50% of the base bonus, provided the Company achieves its “stretch” Adjusted EBITDA.

For 2013, the Company’s overall corporate MBOs were as follows:
●	Achieve a determined level of sales and adjusted EBITDA
●	Complete development of a certain number of new molecules
●	Submit a determined number of ANDA / ANADA filings
●	Increase annual adjusted EBITDA by a certain percentage through various growth opportunities
●	Complete identified infrastructure improvement projects
●	Maintain and achieve defined FDA related compliance standards at domestic and international facilities

The Compensation Committee adopted an annual cash incentive program pursuant to which Mr. Rai was eligible to receive a target cash bonus of up to $500,000, attributable to his achievement of personal objectives and Company MBOs, or up to $750,000 if the Company exceeding its “stretch” Adjusted EBITDA target for 2013.  Based upon its review of Mr. Rai’s performance toward achievement of the corporate MBOs listed above, the Compensation Committee awarded Mr. Rai a base bonus of $500,000 for 2013.  In addition, although the Company did not exceed its “stretch” Adjusted EBITDA target for 2013, the Compensation Committee believed the Company achieved other significant milestones in 2013 and awarded Mr. Rai a discretionary additional bonus of $250,000 as a result of his and the Company’s various achievements during the year, including the signing of a definitive agreement to acquire Hi-Tech.

Annual Cash Incentive Awards for our Other Named Executive Officers

In 2013, Mr. Rai recommended and the Compensation Committee approved financial goals and personal MBOs required for incentive payout to other Named Executive Officers.  The goals for the other Named Executive Officers were significantly aligned with the Company’s overall stated goals and objectives, and were tailored to each Named Executive Officer’s role and responsibilities within the Company.  The plan required achievement of financial goals, including exceeding net revenue and Adjusted EBITDA targets, as well as Company’s overall corporate MBOs before any individual payouts would be earned.  These financial and corporate goals were achieved at base bonus level, allowing the incentive payouts to be made.  The amounts of actual individual payouts to the other Named Executives Officers varied based on achievement of their personal MBOs and were in the range of 50% to 100% of individual goal achievement.

Long Term Incentive Compensation.

We grant NSOs to our Named Executive Officers as a means of rewarding past performance and encouraging continued efforts to achieve personal and Company objectives in the current and future years.  During 2013, the Board approved the following grant of stock options to our Named Executive Officers.  All options were granted at existing market price, vest one quarter per year on each of the first four anniversaries of the grant date, and expire five years from the date of grant:

	Number of Options Granted in 2013	Grant Date Fair Value
Raj Rai	65,200	$443,725
Timothy A. Dick	19,600	133,390
Joseph Bonaccorsi	12,100	82,348
Bruce Kutinsky	21,200	144,279
John R. Sabat	11,900	80,987
Mark M. Silverberg	11,900	80,987
	141,900	$965,715

Stock options granted in 2013 reflect the Company’s belief that Long Term Incentives should provide a large majority of compensation opportunity for our Named Executive Officers.  The Company does not have any Long Term Cash Incentives nor does it maintain a pension plan or a supplemental executive retirement plan.

While the Company has not yet adopted any stock ownership guidelines, as of March 7, 2014, each of our Named Executive Officers beneficially owned Company equity with a value of at least 5 times his base salary for 2013.

Benefits.

Employment and Consultant Agreements.  The Company has entered into employment agreements with its CEO, CFO, COO and General Counsel.  The Company does not have employment agreements with its other Named Executive Officers.

The Company entered into an Employment Agreement with its CEO, Mr. Rai, effective January 1, 2014. Previously, Mr. Rai had been compensated pursuant to a consulting agreement.  Under the terms of his employment agreement, Mr. Rai receives an annual base compensation in the amount of $725,000 for his service as CEO, with the opportunity to earn bonus equal to 100% of his annual compensation beginning in fiscal year 2014.  The Compensation Committee and the Board felt that the financial achievements under Mr. Rai’s leadership merited this level of compensation.  Mr. Rai’s employment agreement also defines the amounts payable to Mr. Rai upon termination of his services following a change in control of the Company.  There is not a single trigger for his change of control provision.  The agreement with our CEO provides for post-termination benefits under certain circumstances following a change of control of ownership of the Company, which would include accelerated vesting of equity compensation awards, and a multiple of base salary and past bonus compensation.

The Company entered into an employment agreement with its COO effective January 1, 2014.  This agreement has an initial term of one-year and is automatically renewed for successive one (1) year periods unless written notice of non-extension is provided.  The employment agreements describe payments due to the officer upon termination under various scenarios, including his termination following a change in control.  The agreement does not have a change of control provision with a single trigger.  The employment agreement with our COO provides for post-termination benefits under certain circumstances.  Further, in the event of a termination for good cause by the COO or for no cause following a change of control of ownership of the Company, post-termination benefits and compensation would include accelerated vesting of equity compensation awards, and a multiple of base salary and past bonus compensation.

The Company entered into employment agreements with its CFO and its General Counsel on December 22, 2010.  Each employment agreement has an initial term of one-year and is automatically renewed for successive one (1) year periods unless written notice of non-extension is provided.  The employment agreements describe payments due to the officer upon termination under various scenarios, including his termination following a change in control.  Neither of these agreements has a change of control provision with a single trigger.  The employment agreements with our CFO and General Counsel provide for post-termination benefits under certain circumstances.  Further, in the event of a termination for good cause by the CFO or General Counsel or for no cause following a change of control of ownership of the Company, post-termination benefits and compensation would include accelerated vesting of equity compensation awards, and a multiple of base salary and past bonus compensation.

Perquisites. The Company has eliminated all perquisites including company cars. None of our executives is eligible for any tax gross-ups.

Company-Wide Benefits.  The Company does not have a pension plan and does not have a supplemental executive retirement plan. Executive officers and all full-time employees are eligible to participate in the Company’s standard benefit program, which includes health insurance, (which is partially funded by the employee), 401(k), disability and life insurance, flexible spending accounts, employee stock purchase plan, employee assistance program, education assistance program, travel assistance, paid time off and holidays.  Part-time employees are eligible to participate in a limited benefits program which includes 401(k), employee stock purchase plan, and limited holiday and paid time off.   At the recommendation of management, the Board of Directors may elect to approve matching 401(k) contributions.  Since January 1, 2011, the Company has been matching employee 401(k) contributions at a rate of 50% of the first 6% contributed by the employee.

 ESPP.  The Akorn, Inc. Employee Stock Purchase Plan permits eligible employees to acquire shares of our common stock, at a 15% discount from market price, through payroll deductions not exceeding 15% of base wages.  Purchases under the ESPP are subject to an annual maximum purchase of $25,000 in market value of our common stock.

Other Considerations.

Tax Considerations.  It has been and continues to be our intent that all non-equity incentive payments be deductible unless maintaining such deductibility would undermine our ability to meet our primary compensation objectives or is otherwise not in our best interest. At this time, essentially all compensation (except certain equity incentives) paid to the Named Executive Officers is deductible under Section 162(m) of the Internal Revenue Code.  We also regularly analyze the tax effects of various forms of compensation and the potential for excise taxes to be imposed on the executive officers which might have the effect of frustrating the purposes of such compensation.

Accounting Treatment Considerations.  We are especially attuned to the impact of Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation, with respect to the grant and vesting of equity compensation awards.  Prior to the granting of such awards, we analyze the short and longer-term effects of any particular award on our budget for the year of grant and anticipated financial impact in future years.  This information is taken into account in determining the type and vesting parameters for equity-based compensation awards.

Timing of Equity Grants and Equity Grant Practices.  The Compensation Committee recommends to the Board equity compensation to all of the Named Executive Officers and all other Company employees.  All awards are made based on the closing price of our stock on the date of approved award.  In addition, awards may be made to new employees upon their joining the company, and to employees who are promoted during the year.  The timing of such awards depends on those specific circumstances and is not tied to any other particular company event, anticipated events or announcements.

Clawback Policy. The Company has not adopted a compensation clawback policy but is monitoring developments under the Dodd Frank Wall Street Reform and Consumer Protection Act and intends to adopt a clawback policy that satisfies the requirements of the act and the SEC’s rules thereunder once such rules have been adopted. The Company’s CEO and CFO are currently subject to statutory clawback requirements under the Sarbanes Oxley Act of 2002 which generally requires public company chief executive officers and chief financial officers to disgorge bonuses, other incentive- or equity-based compensation, and profits on sales of company stock that they receive within the 12-month period following the public release of financial information if there is a restatement because of material noncompliance, due to misconduct, with financial reporting requirements under the federal securities laws.

COMPENSATION COMMITTEE REPORT

Management of the Company has prepared the Compensation Discussion and Analysis describing the Company’s compensation program for senior executives, including the named executive officers.  The Compensation Committee of Akorn has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal year 2013 and, based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report is submitted by the Compensation Committee, consisting of:

Ronald M. Johnson, Chair
Adrienne L. Graves, Ph.D.
Alan Weinstein

Executive Compensation Tables

The following table includes information concerning compensation paid to or earned by our Named Executive Officers for the years ended December 31, 2013, 2012 and 2011.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($) (5)	Total ($)

Raj Rai	2013	-0-	250,000	-0-	443,725	500,000		500,000	1,250,000
Chief Executive Officer	2012	-0-	-0-	-0-	-0-	675,000		500,000	1,175,000
	2011	-0-	250,000	-0-	2,962,720	750,000		500,000	4,462,720

Timothy A. Dick	2013	309,000	-0-	-0-	133,390	77,250		12,860	532,500
Chief Financial Officer	2012	299,808	-0-	-0-	-0-	180,000		12,610	492,418
	2011	289,712	-0-	-0-	462,925	195,750		12,135	960,522

Joseph Bonaccorsi	2013	286,340	-0-	-0-	82,348	114,400		13,040	496,128
Senior Vice President,	2012	278,170	-0-	-0-	-0-	150,120		12,790	441,080
General Counsel and Secretary	2011	269,808	-0-	-0-	277,755	162,000		12,537	722,100

Bruce Kutinsky	2013	313,685	-0-	-0-	144,279	122,070		10,203	590,237
Chief Operating Officer	2012	260,769	-0-	-0-	799,140	130,174		9,468	1,199,551
	2011	240,000	-0-	-0-	462,925	108,000		9,231	820,156

John R. Sabat	2013	280,160	-0-	-0-	80,987	77,701		11,968	450,816
Senior Vice President, National	2012	271,769	-0-	-0-	-0-	110,160		11,821	393,750
Accounts & Trade Relations	2011	263,900	-0-	-0-	370,340	117,000		11,846	763,086

Mark M. Silverberg	2013	280,160	-0-	-0-	80,987	58,800		14,876	434,823
Executive Vice President,	2012	271,846	-0-	-0-	-0-	97,920		13,798	383.564
Global Quality Assurance &	2011	264,000	-0-	-0-	370,340	106,515		13,545	754,400
Alliance Management

(1)
The amounts shown in this column are discretionary cash bonus awards earned in the applicable year and paid to the Named Executive Officers in the following year.  See “Performance-Based Annual Bonus” for additional information.

(2)
This column shows the grant-date fair value of restricted stock awards granted during the applicable year.  Additional information regarding restricted stock awards is included in the notes to the “Grants of Plan-Based Awards” and “Outstanding Equity Awards” tables.

(3)
This column shows the grant-date fair value of stock options granted during the applicable year.  These amounts were determined as of the options’ grant dates in accordance with FASB ASC Topic 718.  The assumptions used were the same as those reflected in Note 9 to our consolidated financial statements for the year ended December 31, 2013.

(4)
The amounts shown in this column are annual cash incentive awards, earned in the applicable year and paid to the Named Executive Officers in the following year.  See “Performance-Based Annual Bonus” for additional information.

(5)
The amounts reported in this column represent the dollar amount for each Named Executive Officer for consulting services (CEO only), perquisites and other personal benefits, tax reimbursements, our matching contributions to the Akorn 401(k) savings plan, insurance premiums, and other benefits as follows:

Name	Year	Fess for Consulting Services ($)	401(k) Match ($)	Group Term Life Insurance Premium ($)	All Other ($) (1)	Total ($)
Raj Rai	2013 2012 2011	500,000 500,000 500,000	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	500,000 500,000 500,000
Timothy A. Dick	2013 2012 2011	-0- -0- -0-	8,750 8,500 8,028	360 360 360	3,750 3,750 3,747	12,860 12,610 12,135
Joseph Bonaccorsi	2013 2012 2011	-0- -0- -0-	8,750 8,500 8,250	540 540 540	3,750 3,750 3,747	13,040 12,790 12,537
Bruce Kutinsky	2013 2012 2011	-0- -0- -0-	5,913 5,178 4,985	540 540 499	3,750 3,750 3,747	10,203 9,468 9,231
John R. Sabat	2013 2012 2011	-0- -0- -0-	5,842 5,695 5,723	2,376 2,376 2,376	3,750 3,750 3,747	11,968 11,821 11,846
Mark M. Silverberg	2013 2012 2011	-0- -0- -0-	8,750 8,250 8,250	2,376 1,548 1,548	3,750 3,750 3,747	14,876 13,798 13,545

(1)	This column represents the discount from market value on shares purchased through the Employee Stock Purchase Plan for Messrs. Bonaccorsi, Dick, Sabat and Silverberg, and Dr. Kutinsky.

2013 Grants of Plan-Based Awards

The following table provides additional information about stock and option awards granted to our Named Executive Officers during the year ended December 31, 2013.

GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards (2) ($/Sh)	Grant Date Fair Value of Stock and Option Awards($) (3)
		Threshold ($)	Target ($)	Maxi-mum ($)	Thresh-old ($)	Target ($)	Maximum ($)
Raj Rai	5/3/13								65,200	$15.36	$443,725
Timothy A. Dick	5/3/13								19,600	$15.36	$133,390
Joseph Bonaccorsi	5/3/13								12,100	$15.36	$82,348
Bruce Kutinsky	5/3/13								21,200	$15.36	$144,279
John R. Sabat	5/3/13								11,900	$15.36	$80,987
Mark M. Silverberg	5/3/13								11,900	$15.36	$80,987

(1) (2)
For information on performance-based annual bonus awards granted in 2013, see “Performance-Based Annual Bonus” and “Summary Compensation Table – Non-Equity Incentive Plan Compensation.”

The per-share exercise or base price of the options granted in the fiscal year is based on the closing price of our common stock on the grant date of each respective option.

(3)
The grant date fair value of the option award granted during 2013 was based on the closing prices of our common stock on the grant date, and was calculated in accordance with FASB ASC Topic 718.   The assumptions used for this grant were the same as those reflected in Note 9 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013.

(4)	The options vest one quarter per year on each of the first four anniversaries of the grant date.

Outstanding Equity Awards at 2013 Year-End

The following table provides a summary of equity awards outstanding at December 31, 2013, for each of our Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS (1)						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date (8)	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Raj Rai	250,000 (2)	-0-		1.00	6/8/2014
	2,000,000 (3)	-0-		1.34	8/7/2014
	150,000 (4)	-0-		1.46	2/22/2015
	750,000 (5)	-0-		2.61	5/21/2015
	533,333 (6)	266,667		6.62	4/29/2016
	-0- (13)	65,200		15.36	5/3/2018

Timothy A. Dick	100,000 (6)	-0-		1.00	6/12/2014
	183,333 (4)	-0-		1.46	2/22/2015
	366,667 (5)	-0-		2.61	5/21/2015
	83,333 (6)	41,667		6.62	4/29/2016
	-0- (13)	19,600		15.36	5/3/2018

Joseph Bonaccorsi	250,000 (7)	-0-		0.81	5/6/2014
	100,000 (4)	-0-		1.46	2/22/2015
	100,000 (5)	-0-		2.61	5/21/2015
	50,000 (6)	25,000		6.62	4/29/2016
	-0- (13)	12,100		15.36	5/3/2018

Bruce Kutinsky	250,000 (11)	-0-		5.43	12/10/2015
	83,333 (6)	41,667		6.62	4/29/2016
	25,000 (12)	75,000		13.35	8/3/2017
	-0- (13)	21,200		15.36	5/3/2018

John R. Sabat	25,000 (4)	-0-		1.46	2/22/2015
	18,173 (5)	-0-		2.61	5/21/2015
	66,666 (6)	33,334		6.62	4/29/2016
	-0- (13)	11,900		15.36	5/3/2018

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (continued)
OPTION AWARDS (1)						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date (8)	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Mark M. Silverberg	50,000 (9)	-0-		1.11	5/26/2014
	50,000 (8)	-0-		1.60	11/19/2014
	35,000 (10)	-0-		1.60	11/19/2014
	75,000 (10)	-0-		1.60	11/19/2014
	80,000 (4)	-0-		1.46	2/22/2015
	60,000 (5)	-0-		2.61	5/21/2015
	66,666 (6)	33,334		6.62	4/29/2016
	-0- (13)	11,900		15.36	5/3/2018

NOTES:

(1)	Outstanding stock options at December 31, 2013, become exercisable in accordance with the vesting schedule below:

	Grant Date	Vesting Schedule .

(2)	6/8/2009	Vested immediately upon grant.
(3)	8/7/2009
250,000 options vested on 12/8/2009 and 250,000 options to vest every six months thereafter, until 6/8/2013, for as long as and providing that Mr. Rai continues to render CEO consulting services to the Company.

(4)	2/22/2010	1/3 per year beginning on the first anniversary of the grant

(5)	5/21/2010	1/3 per year beginning on the first anniversary of the grant

(6)	6/12/2009	1/3 per year beginning on the first anniversary of the grant

(7)	5/6/2009	1/3 per year beginning on the first anniversary of the grant

(8)	11/19/2009	1/3 per year beginning on the first anniversary of the grant

(9)	5/26/2009	1/3 per year beginning on the first anniversary of the grant

(10)	11/19/2009	1/4 vesting immediately and 1/4 on each of next three anniversaries of grant

(11)	12/10/2010	1/3 per year beginning on the first anniversary of the grant

(12)	8/3/2012	1/4 per year beginning on the first anniversary of the grant

(13)	5/3/2013	1/4 per year beginning on the first anniversary of the grant

 See “2013 Grants of Plan-Based Awards” for more information on outstanding stock options.

 2013 Option Exercises and Stock Vested Table

The following table provides a summary of the value realized by our Named Executive Officers from the exercise of option awards or the vesting of stock awards during the year ended December 31, 2013.

OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Number of Shares Withheld to Cover Tax Liability	Value Realized on Vesting ($)
No Named Executive Officers exercised stock options during 2013.

 Potential Payments Upon Termination or Change of Control

We entered into agreements with our CEO, CFO, COO and General Counsel which include severance and change of control provisions that may require us to make payments to these individuals in the event of the termination of the CEO’s, CFO’s, COO’s and General Counsel’s employment, and increased payments and acceleration of unvested equity grants, such as stock options, following a change in control.

Under the terms of the agreements, we will provide certain financial protections for a period of one year for the CEO, CFO, COO and General Counsel following a change of control. In the event the employment of the CEO, CFO, COO or General Counsel is terminated involuntarily by the Company or successor or for good reason by the individual officer during such period, he would then be provided with severance benefits under the terms of the agreement. The agreement does not provide for any tax gross-up of severance pay.

A “change of control” as defined in the employment agreements generally means (i) any other person or entity acquires ownership of 40 % or more of our outstanding common stock or the combined voting power over our outstanding voting securities;  (ii) the incumbent directors, as defined in the agreements, cease to constitute at least a majority of the board; or (iii) the completion of certain corporate transactions including a reorganization, merger, statutory share exchange, consolidation or similar transaction, a sale or other disposition of all or substantially all of our assets, or the acquisition of assets or stock of another entity, subject to certain exceptions.

“Good reason” generally means the occurrence of any of  (a) a change in officer’s status or responsibilities which represents a material and adverse change from officer’s status or responsibilities, or the assignment to officer of any duties or responsibilities which are materially inconsistent with officer’s status or responsibilities; (b) a reduction in officer’s base salary to a level below that in effect at any time previously; (c) the Company’s requiring officer to be based at any place outside a 50-mile radius from officer’s job location or residence without the officer’s consent; (d) the failure of the Company to obtain an agreement, satisfactory to the officer, from any successors to assume and agree to perform the agreement.

With respect to the CEO’s Employment Agreement, if, during the term of the agreement, the agreement is terminated within ninety (90) days prior to or twelve (12) months following a change in control, the CEO then would be entitled to the following compensation and benefits:

i.  If the CEO’s Employment Agreement is terminated by the Company for good cause, due to the CEO’s disability or death, due to CEO’s retirement, or by CEO for any other than for Good Reason, the Company would pay to CEO accrued compensation.

ii. If the CEO’s Employment Agreement is terminated by the Company without good cause, or by the CEO for Good Reason, the CEO would be entitled to (a) the Company would pay CEO all accrued compensation and a pro-rata bonus amount; (b) the Company would pay CEO as a liquidated sum in lieu of any further compensation for periods subsequent to the termination date, an amount in cash equal to three (3) times the sum of base annual compensation and bonus amount; (c) until the second (2nd) anniversary of the termination date, officer would have such rights with respect to benefits provided by the Company, including without limitation car allowance, life insurance, disability, medical, dental and hospitalization benefits as were provided to officer within ninety (90) days preceding the date of the Change in Control,and (d) the restrictions on any outstanding incentive awards (including restricted stock and granted performance shares or units) granted to CEO under the Company’s stock option and other stock incentive plans or under any other incentive plan or arrangement would lapse and such incentive award would become 100% vested, all stock options and stock appreciation rights granted to the CEO would become immediately exercisable and would become 100% vested and all performance units granted to the CEO would become 100% vested.

Under the Employment Agreement with our CEO, he is subject to certain restrictive covenants including non-compete provisions that obligate the CEO to not compete with the business of the Company during the term of his employment.  The CEO is specifically prohibited from engaging in any business activity that is, or may reasonably be found to be, in competition with the business of the Company.  Further, the CEO is prohibited during the term and for twelve months following the termination of the Consulting Agreement from soliciting, enticing or inducing any Company employees or business away from the Company to be employed by any competitor of the Company.

With respect to the CFO, COO and General Counsel, if, during the term of their respective agreements, the agreement is terminated within 90 days prior to or 12 months following a change in control, the officer would then be entitled to the following compensation and benefits:

i.  If the officer’s employment were terminated by the Company for good cause, due to the officer’s disability or death, due to officer’s retirement, or by the officer for any other than for Good Reason, the Company would pay to officer accrued compensation.

ii. If the officer’s employment is terminated by the Company without good cause, or by the officer for Good Reason, the officer would be entitled to: (a) the Company would pay officer all accrued compensation and a pro-rata bonus amount; (b) the Company would pay officer an amount in cash equal to two (2) times the sum of  base annual compensation and bonus amount; (c) until the second (2nd) anniversary of the termination date, officer would have such rights with respect to benefits provided by the Company, including without limitation car allowance, life insurance, disability, medical, dental and hospitalization benefits as were provided to officer within ninety (90) days preceding the date of the Change in Control; and (iv) the restrictions on any outstanding incentive awards (including restricted stock and granted performance shares or units) granted to officer under the Company’s stock option and other stock incentive plans or under any other incentive plan or arrangement would lapse and such incentive award would become 100% vested, all stock options and stock appreciation rights granted to officer would become immediately exercisable and would become 100% vested and all performance units granted to the officer would become 100% vested.

Any change of control severance payment amounts made to the CEO, CFO, COO or General Counsel would be paid in a single lump sum cash payment within 30 days of the termination, and would be subject to all applicable tax and other withholdings.  In the event that any payment or benefit received or to be received by the CEO in connection with termination of his Employment Agreement would constitute a parachute payment within the meaning of Section 280G of the Internal Revenue Code or any similar or successor provision to 280G would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such Severance Parachute Payments would be reduced to the largest amount which would result in no portion of the Severance Parachute Payments being subject to the Excise Tax.  The agreements do not provide for any tax gross-up of severance pay.

Termination Other Than for Cause or Disability; Voluntary Termination for Good Reason.

Further, with respect to the CFO, COO and General Counsel, if any such officer is terminated other than for cause or disability, or the officer terminates employment for “good reason” either more than 90 days prior to or 12 months following a change of control, he would be entitled to a lump sum payment equal to the amount of the officer’s accrued compensation and pro-rated bonus, plus:

(i) an amount in cash equal to one (1) times the sum of the base annual compensation and bonus; and

(ii) until the first (1st) anniversary of the termination, the officer would have such rights with respect to all benefits provided by the Company as were provided to the officer as of the termination date or, if greater, at any time within 90 days preceding the termination date, and (iii) the amounts provided would be paid in a single lump sum cash payment within 30 days after the termination plus accrued pay in lieu of unused vacation.

Termination for Death or Disability or for Cause.

If the Company’s employment of the CFO, COO or General Counsel would be terminated (i) by the Company for Cause, (ii) due to officer’s Disability or death, (iii) due to officer’s retirement pursuant to the Company’s policies applying to executive officers generally, or (iv) by officer other than for Good Reason, the Company would pay to officer the accrued compensation. Cause generally means an officer’s willful and continued failure to perform substantially his duties.

Each of the agreements with the CFO, COO and General Counsel contains non-compete provisions pursuant to which the CFO, COO and General Counsel shall not compete with the business of the Company during the term of their employment and for twelve months following their employment termination. Specifically, the officers will not engage in any business activity that is or may reasonably be found to be in competition with the business of the Company.  Further, the CFO, COO and General Counsel are prohibited from soliciting, enticing or inducing any Company employees or business away from the Company to be employed by any competitor of the Company.

The following table sets forth the estimated amounts payable to each of our Named Executive Officers upon a “change in control” of the Company:

	Raj Rai	Timothy A. Dick	Joseph Bonaccorsi	Bruce Kutinsky	John R. Sabat	Mark M. Silverberg
Cash Severance Payments	$2,175,000	$618,000	$572,680	$650,000	$-0-	$-0-
Cash Bonus Payments	2,175,000	463,500	343,608	487,500	-0-	-0-
Accelerated Vesting of Stock Options (1)	5,403,758	931,502	562,046	1,791,568	-0-	-0-
Employee Benefits Continuation (2)	24,000	16,000	16,000	16,000	-0-	-0-
Tax Gross-Up	-0-	-0-	-0-	-0-	-0-	-0-
TOTAL	$9,777,758	$2,029,002	$1,494,334	$2,945,068	$-0-	$-0-

(1)	Represents the intrinsic value of “in-the-money” unvested stock options based on $24.62 per share, which was the closing stock price of Akorn, Inc. common stock on December 31, 2013.
(2)
For Messrs. Dick and Bonaccorsi and Dr. Kutinsky, the amount represents the estimated cost to continue health and life insurance coverage for 2 years after a change in control.  For Mr. Rai, the amount represents continued health and life insurance coverage for 3 years after change in control.

Director Compensation

Director compensation is set by the Compensation Committee in coordination with management and submitted to the Board for approval.  Each year, the Compensation Committee works with its independent compensation consultant to review current director compensation using published survey data in order to guide the Compensation Committee towards establishing director compensation that falls in an appropriate range for a company of its size and in the Pharmaceutical Industry.

Upon appointment to the Board in March 2012, Dr. Graves was granted the option to purchase 20,000 shares of our common stock at the market prices in effect on date of grant.  The options vested immediately upon grant and expire five years from grant date if not exercised.  Our directors currently receive fees paid in cash and each has stock or stock options.  While the Company has not yet adopted any stock ownership guidelines for its Board, given the number of shares beneficially owned by Board members as of March 7, 2014, the Company is confident each independent director could currently fulfill a requirement to beneficially own Company’s stock with a value that is a multiple of 3 – 5 times his annual director’s fees.  The Compensation Committee has discussed adding this requirement.

In 2012, the Compensation Committee revised annual cash compensation schedule for our Board members that was previously adopted on April 19, 2011.  The revised cash compensation schedule was adopted as of May 4, 2012 and has remained unchanged since that date.  The cash portion of Board compensation is paid quarterly.  Accordingly, for their service on the Board during 2013, our Chairman received cash compensation of $90,000 and our other Board members received cash compensation of $70,000 apiece.

Set forth below are the current and previous cash compensation schedules for our Board members:

	Fee schedule adopted on April 29, 2011	Fee schedule adopted on May 4, 2012
Board Fees:
Chairman of the Board	$70,000	$90,000
Board Members	$50,000	$70,000

In addition to the cash compensation detailed above, each Director is to receive an annual equity award.  The quantity and type of equity award to be granted is determined annually and takes into account the estimated grant-date fair value of the award.   Each continuing director received a grant of 4,557 shares of restricted stock on May 8, 2013 for his or her annual service as a director, with half of the shares vesting on the grant date and the remainder vesting on the one year anniversary of grant.

In connection with their service as our directors, we have provided to each of our independent directors supplemental indemnity assurances with respect to any claims associated with their serving as one of our directors, as a director of any of our subsidiaries, as a fiduciary of any of our employee benefit plans and in other positions held at our request.

The following table sets forth compensation paid to our directors for the year 2013:

2013 DIRECTOR COMPENSATION
Name (a)	Fees Earned or Paid in Cash ($) (b) (1)	Stock Awards ($) (c) (2)	Option Awards ($) (d) (3)	Non-equity incentive plan compensation ($) (e)	Change in pension value and nonqualified deferred compensation earnings (f)	All other compensation ($) (g)	Total ($) (h)
Dr. John N. Kapoor (Chairman)	$90,000	$69,996	-0-	-0-	-0-	-0-	$159,996
Kenneth S. Abramowitz	70,000	69,996	-0-	-0-	-0-	-0-	139,996
Dr. Adrienne Graves	70,000	69,996	-0-	-0-	-0-	-0-	139,996
Ronald M. Johnson	70,000	69,996	-0-	-0-	-0-	-0-	139,996
Steven Meyer	70,000	69,996	-0-	-0-	-0-	-0-	139,996
Brian Tambi	70,000	69,996	-0-	-0-	-0-	-0-	139,996
Alan Weinstein	70,000	69,996	-0-	-0-	-0-	-0-	139,996

(1)	The dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.

(2)	This column presents the aggregate grant date fair value of restricted stock awards issued during 2013.

(3)
No stock options were awarded to any of our directors in 2013.  Had such awards been granted, this column would present the aggregate grant date fair value of stock options granted during the year.  The grant date fair values would be determined in accordance with FASB ASC Topic 718, and the assumptions used would be the same as those reflected in Note I to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013.  As of December 31, 2013, each director had the following number of options outstanding: Dr. Kapoor – none; Mr. Abramowitz – 51,585; Dr. Graves – 20,000; Mr. Johnson – 120,000; Mr. Meyer – 40,000; Mr. Tambi – 70,000; and Mr. Weinstein – 70,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ronald M.  Johnson, Chair, Alan Weinstein and Dr. Adrienne Graves, who currently comprise the Compensation Committee, are each independent, non-employee directors of the Company.  No executive officer (current or former) of the Company served as a director or member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee, (ii) the board of directors of another entity in which one of the executive officers of such entity served on our Compensation Committee, (iii) the compensation committee of any other entity in which one of the executive officers of such entity served as a member of our Board, or (iv) were directly or indirectly the beneficiary of any related transaction required to be disclosed under the applicable regulations of the Exchange Act, during the year ended December 31, 2013.

 ANNUAL REPORT

A COPY OF THE 2013 ANNUAL REPORT ACCOMPANIES THIS PROXY STATEMENT. WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SEC, UPON REQUEST IN WRITING FROM ANY PERSON WHO WAS A HOLDER OF RECORD OR WHO REPRESENTS IN GOOD FAITH THAT SUCH PERSON WAS A BENEFICIAL OWNER OF COMMON STOCK AS OF MARCH 7, 2014.  REQUESTS SHOULD BE MADE TO AKORN, INC., ATTENTION: INVESTOR RELATIONS, 1925 WEST FIELD COURT, SUITE 300, LAKE FOREST, ILLINOIS 60045.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

Brokers with account holders who are Akorn shareholders may be “householding” our proxy materials.  A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Akorn, Inc., Attention: Investor Relations, 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045, or call (847) 279-6156.  Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

As of the date of this proxy statement, management is unaware of any matter for action by shareholders at the meeting other than those described in the accompanying notice.  The enclosed proxy, however, will confer discretionary authority with respect to any other matter that may properly come before the annual meeting, or any adjournment thereof.  It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

By Order of the Board of Directors

/s/ Joseph Bonaccorsi

Joseph Bonaccorsi
Secretary

Lake Forest, Illinois
April 4, 2014

APPENDIX A

AKORN, INC. 2014 STOCK OPTION PLAN

i

ARTICLE 3 PLAN ADMINISTRATION		5
3.1	Procedure	5
3.2	Powers of the Administrator	5
3.3	Effect of Administrator's Decision	7

ARTICLE 4 STOCK SUBJECT TO THE PLAN		7
4.1	Stock Subject to the Plan	7
4.2	Lapsed Awards	7
4.3	Adjustments for Changes in Capitalization and Similar Events	7

ARTICLE 5 PARTICIPATION		8
5.1	Eligibility	8
5.2	Termination of Participation	8

ARTICLE 6 STOCK OPTIONS		8
6.1	Option Grant	8
6.2	Exercise Price	9
6.3	Waiting Period and Exercise Dates	9
6.4	Exercise of Option	9
6.5	Form of Consideration	11

ARTICLE 7 RESTRICTED STOCK		11
7.1	Grant of Restricted Stock	11
7.2	Restricted Stock Agreement	11
7.3	Transferability	12
7.4	Removal of Restrictions	12
7.5	Voting Rights	12
7.6	Dividends and Other Distributions	12
7.7	Return of Restricted Stock to Corporation	12

ARTICLE 8 UNRESTRICTED STOCK		12

ARTICLE 9 STOCK APPRECIATION RIGHTS		12
9.1	Grant of SARs	12
9.2	Number of Shares	12
9.3	Exercise Price and Other Terms	12
9.4	SAR Agreement	12
9.5	Expiration of SARs	13
9.6	Payment of SAR Amount	13
9.7	Buyout Provisions	13

ARTICLE 10 PERFORMANCE UNITS AND PERFORMANCE SHARES		13
10.1	Grant of Performance Units/Shares	13
10.2	Value of Performance Units/Shares	13
10.3	Performance Objectives and Other Terms	13
10.4	Performance Measures	13
10.5	Earning of Performance Units/Shares	14
10.6	Form and Timing for Payment of Performance Units/Shares	14
10.7	Cancellation of Performance Units/Shares	14

ARTICLE 11 OTHER STOCK BASED AWARDS		14

ARTICLE 12 DISSOLUTION OR LIQUIDATION; OR CHANGE IN CONTROL		14
12.1	Dissolution or Liquidation	14
12.2	Change in Control	14

ARTICLE 13 MISCELLANEOUS PROVISIONS		15
13.1	No Uniform Rights to Awards	15
13.2	Share Certificates	15
13.3	No Rights as a Service Provider	15
13.4	No Rights as Shareholder	15
13.5	No Trust or Fund Created	15
13.6	No Fractional Shares	15
13.7	Requirement of Consent and Notification of Election Under Code § 83(b) or Similar Provision	16
13.8	Requirement of Notification Upon Disqualifying Disposition Under Code § 421(b)	16
13.9	Leaves of Absence	16
13.10	Notices	16
13.11	Non-Transferability of Awards	16
13.12	Date of Grant	16
13.13	Amendment and Termination of Plan	16
13.14	Conditions Upon Issuance of Shares	17
13.15	Severability	17
13.16	Inability to Obtain Authority	17
13.17	Shareholder Approval	17
13.18	Governing Law	17
13.19
Section 409A.  It is the intention of the Corporation that no Award shall be “deferred compensation” subject to Code § 409A, unless and to the extent that the Administrator specifically determines otherwise, and this Plan and the terms and conditions of all Awards shall be interpreted accordingly.  The terms and conditions governing any Awards that the Administrator determines will be subject to Code § 409A, including, without limitation, any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement and rules established by the Administrator, and shall comply in all respects with Code § 409A.  The following rules will apply to Awards intended to be subject to Code § 409A (“409A Awards”):
		17

(a)	If a Participant is permitted to elect to defer an Award or any payment under an Award, such election will be permitted only at times in compliance with Code § 409A, including, without limitation, applicable transition rules thereunder.	18
(b)	The Corporation shall have no authority to accelerate distributions relating to Code § 409A Awards in excess of the authority permitted under Code § 409A.	18
(c)	Any distribution of a Code § 409A Award following a separation from service that would be subject to Code § 409A(a)(2)(A)(i) as a distribution following a separation from service of a “specified employee” as defined under Code § 409A(a)(2)(B)(i), shall occur no earlier than the expiration of the six-month period following such Separation.	18
(d)	In the case of any distribution of a Code § 409A Award, if the timing of such distribution is not otherwise specified in this Plan or an Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the Code § 409A Award is specified to occur.	18
(e)	In the case of an Award providing for distribution or settlement upon vesting or the lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in this Plan or an Award agreement or other governing document, the distribution or settlement shall be made not later than March 15 of the year following the year in which the Award vested or the risk of forfeiture lapsed.	18

This Plan is hereby adopted on this _____ day of __________________, 2014.
AKORN, INC.
By: ___________________________
Title:__________________________

AKORN, INC. 2014 STOCK OPTION PLAN

ARTICLE 1
PURPOSE OF THE PLAN

The purpose of this Akorn, Inc. 2014 Stock Option Plan is to promote the interests of Akorn, Inc. and its shareholders by: (i) attracting and retaining exceptional Directors, Employees and Consultants (including prospective Directors, Employees and Consultants) of the Corporation, and (ii) enabling such individuals to participate in the long-term growth and financial success of the Corporation.

Accordingly, the Plan provides for the granting of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Stock Appreciation Rights, Performance Unit Awards, Performance Share Awards, and Other Stock Based Awards.

ARTICLE 2
DEFINITIONS

2.1  "Administrator" means the Board, the Committee, or any Officer or Employee of the Corporation to whom the Board or the Committee has delegated authority to administer the Plan.

2.2  "Affiliate" means a "parent" or "subsidiary" corporation as defined in Code §§ 424(e) and (f), or that the Board has designated as participating in the Plan.

2.3  "Applicable Laws" means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. federal and state laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

2.4  "Award" means, individually or collectively, a grant under the Plan of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Stock Appreciation Rights, Performance Unit Awards, Performance Share Awards or Other Stock Based Awards.

2.5  "Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

2.6  "Awarded Stock" means the Common Stock subject to an Award.

2.7  "Beneficially Owned" and "Beneficial Ownership" means as set forth in Rule 13d-3 of the Exchange Act, provided that the exercise of voting rights by a nominee or proxy holder of the Board in connection with a meeting or proposed action by shareholders of the Corporation shall not be deemed to constitute such ownership and any ownership or voting power of the trustee under an employee benefit plan of the Corporation shall not be deemed to constitute such ownership.

2.8  "Board" means the Board of Directors of the Corporation.

2.9  "Change in Control" means, unless otherwise defined under Code § 409A and reflected in the Award Agreement, the occurrence of any of the following events:

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(a)  the consummation of a merger or consolidation of the Corporation with any other entity which thereby becomes the beneficial owner of more than 50% of the outstanding "Voting Securities" (defined as securities the holders of which are entitled to vote for the election of Directors) of the surviving entity;

(b)  Directors who were members of the Board immediately prior to a meeting of the shareholders of the Corporation which meeting involves a contest for the election of at least one directorship, do not constitute at least a majority of the Directors following such meeting or election;

(c)  an acquisition, directly or indirectly, of more than 50% of the outstanding shares of any class of "Voting Securities" of the Corporation by any "Person;"

(d)  the shareholders of the Corporation approve a sale of all or substantially all of the assets of the Corporation or the liquidation of the Corporation; OR

(e)  there is a change, during any period of two consecutive years or less of a majority of the Board as constituted as of the beginning of such period, unless the election of each Director who is not a Director at the beginning of such period was approved by a vote of at least two-thirds of the Directors then in office who were Directors at the beginning of the period.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred in the event the Corporation forms a holding company as a result of which the holders of the Corporation's "Voting Securities" immediately prior to the transaction, hold, in approximately the same relative proportions as they held prior to the transaction, substantially all of the "Voting Securities" of a holding company owning all of the Corporation's "Voting Securities" after the completion of the transaction.

2.10  "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.  Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

2.11  "Committee"  means a committee of Directors or other individuals satisfying Applicable Laws and appointed by the Board in accordance with Article 3 of the Plan. If the Committee is comprised of two Directors, both Directors shall be "non-employee directors" as that term is defined in Rule 16b-3.

2.12  "Common Stock" means the Common Stock of the Corporation, or in the case of Awards not based on Shares, the cash equivalent thereof.

2.13  "Consultant" means any person, including an advisor, engaged by the Corporation or an Affiliate to render services to such entity.

2.14  "Corporation" means Akorn, Inc., a Louisiana corporation.

2.15  "Director" means a member of the Board.

2.16  "Disability" means, unless otherwise defined under Code § 409A and reflected in the Award Agreement, total and permanent disability as defined in Code § 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

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2.17  "Effective Date" means December30, 2013.

2.18  "Employee" means any person, including Officers and Directors, employed by the Corporation or an Affiliate.  Neither service as a Director nor payment of a director's fee by the Corporation will be sufficient to constitute "employment" by the Corporation.

2.19  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.20  "Exchange Program" means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash; or (ii) the exercise price of an outstanding Award is reduced.  The terms and conditions of any Exchange Program will be determined by the Administrator.

2.21  "Fair Market Value" means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(a)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the American Stock Exchange, the NASDAQ National Market or the NASDAQ SmallCap Market of the NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)  In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.22  "Fiscal Year" means the fiscal year of the Corporation.

2.23  "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Code § 422 and the Treasury regulations promulgated thereunder.

2.24  "Non-Qualified Stock Option" means an Option that by its terms does not qualify, or is not intended to qualify, as an Incentive Stock Option.

2.25  "Officer" means a person who is an officer of the Corporation within the meaning of § 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.26  "Option" means an Incentive Stock Option or a Non-Qualified Stock Option or both, as the context requires.

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2.27  "Other Stock Based Awards" means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Article 12.

2.28  "Outside Director" means a Director who either: (i) is not a current Employee of the Corporation or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Code § 162(m)), is not a former employee of the Corporation or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified retirement plan), was not an officer of the Corporation or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration (within the meaning of the Treasury regulations promulgated under Code § 162(m)) from the Corporation or an "affiliated corporation" for services in any capacity other than as a Director; or (ii) is otherwise considered an "outside director" for purposes of Code § 162(m).

2.29  "Participant" means the holder of an outstanding Award granted under the Plan.

2.30  "Performance Share" means, pursuant to Article 10, an Award granted to a Service Provider under which, upon the satisfaction of predetermined individual or Corporation performance goals and/or objectives, shares of Common Stock are paid to the Participant.

2.31  "Performance Unit" means, pursuant to Article 10, an Award granted to a Service Provider under which, upon the satisfaction of predetermined individual or Corporation performance goals and/or objectives, a cash payment shall be paid to the Participant based on the number of "units" awarded to the Participant.  For this purpose, the term "unit" means bookkeeping units, each of which represents such monetary amount as shall be designated by the Administrator in each Award Agreement.

2.32  "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions.  Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

2.33  "Plan" means the Akorn, Inc. 2014 Stock Option Plan, as amended from time to time.

2.34  "Restricted Stock" means shares of Common Stock issued pursuant to a Restricted Stock Award under the Plan or issued pursuant to the early exercise of an Option.

2.35  "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

2.36  "Section 16(b)" means Section 16(b) of the Exchange Act.

2.37  "Service Provider" means an Employee, Director or Consultant.

2.38  "Share" means a share of the Common Stock, as adjusted in accordance with Section 4.3 and Article 13 of the Plan.

2.39  "Stock Appreciation Right" or "SAR" means an Award that is designated as a SAR, and represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the exercise price per Share of the SAR, subject to the terms of the applicable Award Agreement.

2.40  "Unrestricted Stock" means as defined in Article 8 of the Plan.

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ARTICLE 3
PLAN ADMINISTRATION

3.1  Procedure.

(a)  Board's Delegation.  The Board may delegate administration of the Plan to a Committee or multiple Committees.  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of this Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and vest in the Board the administration of the Plan.  Different Committees with respect to different groups of Service Providers may administer the Plan.

(b)  Code § 162(m).  To the extent that the Administrator determines it to be desirable and necessary to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Code § 162(m), the Plan will be administered by a Committee of two or more Outside Directors.

(c)  Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(d)  Other Administration.  Other than as provided above, the Plan will be administered by: (i) the Board, or (ii) a Committee, which committee will be constituted to satisfy Applicable Laws.

(e)  Delegation of Authority for Day-to-Day Administration.  Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan.  Such delegation may be revoked at any time.

3.2  Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(a)  To determine the Fair Market Value;

(b)  To select the Service Providers to whom Awards may be granted hereunder;

(c)  To determine the number of Shares to be covered by each Award granted hereunder;

(d)  To approve forms of agreement for use under the Plan;

(e)  To determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine in its sole discretion;

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(f)  Subject to shareholder approval, to reduce the exercise price of any Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted;

(g)  Subject to shareholder approval, to institute an Exchange Program;

(h)  To construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, and to establish, amend and revoke rules and regulations for its administration;

(i)  To prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws;

(j)  To modify or amend each Award (subject to Section 14.13(c) of the Plan), including the discretionary authority to extend the post-termination exercise period of Awards longer than is otherwise provided for in the Plan ;

(k)  To allow Participants to satisfy withholding tax obligations by electing to have the Corporation withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld.  The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined.  All elections by a Participant to have Shares or cash withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(l)  To authorize any person to execute on behalf of the Corporation any instrument required to affect the grant of an Award previously granted by the Administrator;

(m)  To allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

(n)  To determine whether Awards will be settled in Shares, cash or in any combination thereof;

(o)  To create Other Stock Based Awards for issuance under the Plan;

(p)  To establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(q)  To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any re-sales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (i) restrictions under an insider trading policy, and (ii) restrictions as to the use of a specified brokerage firm for such re-sales or other transfers; and (ii) restrictions as to the use of a specified brokerage firm for such re-sales or other transfers ; and

(r)  To make all other determinations deemed necessary or advisable for administering the Plan.

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3.3  Effect of Administrator's Decision.  The Administrator’s decision shall be binding on Participants and any other holders of Awards.

ARTICLE 4
STOCK SUBJECT TO THE PLAN

4.1  Stock Subject to the Plan.  Subject to the provisions of this Article 4 and Article 13 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 7,500,000, of which the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be 1,500,000.  The Shares may be authorized and unissued, or reacquired Common Stock. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is paid in cash.  Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment.  If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if Shares are tendered or withheld to satisfy any Corporation withholding tax obligations, the number of Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan.

4.2  Lapsed Awards.  If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Corporation, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan.

4.3  Adjustments for Changes in Capitalization and Similar Events.  In the event the Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Corporation, issuance of warrants or other rights to purchase Shares or other securities of the Corporation, or other similar corporate transaction or event affects the Shares resulting in an  adjustment, then the Administrator shall:

(a)  in such manner as it may deem equitable or desirable, adjust any or all of (i) the number of Shares or other securities of the Corporation (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan, as provided in Section 4.1 of the Plan, and (2) the maximum number of Shares or other securities of the Corporation (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Corporation, and (ii) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Corporation (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate, and (2) the exercise price with respect to any Award; or

(b)  if deemed appropriate or desirable, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Administrator) of the Shares subject to such Option or SAR over the aggregate exercise price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per Share exercise price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR may be cancelled and terminated without any payment or consideration therefore).

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(c)  Any such adjustments shall be made by the Administrator in its absolute discretion, and the decision of the Administrator shall be final, binding and conclusive

Any Shares issuable as a result of any such adjustment shall be rounded to the next lower whole Share; no fractional Shares shall be issued.  Any adjustment to the exercise price of an Award shall be rounded to the nearest penny.

4.4  Substitute Awards.  The Administrator in its sole discretion shall have the right to substitute or assume Awards in connection with a share combination, share exchange, merger, consolidation, reorganization, or like corporate transaction which affects the number or nature of the Shares ("Substitute Awards").  The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Corporation or its Affiliate through a merger or acquisition shall not be counted against the aggregate number of Shares available for Awards under the Plan; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Code §§ 421 and 422 that were previously granted by an entity that is acquired by the Corporation or an Affiliate through a merger or acquisition shall be counted against the aggregate number of Shares available for Incentive Stock Options under the Plan.

ARTICLE 5
PARTICIPATION

5.1  Eligibility.  Any Director, Employee or Consultant (including any prospective Director, Employee or Consultant) of the Corporation and any Affiliate shall be eligible to be designated a Participant in the Plan for purposes of receiving Awards.  However, Incentive Stock Options may only be granted to Employees.

5.2  Termination of Participation.  If a Participant is no longer a Service Provider due to a termination for "Cause," then all Awards granted to the Participant shall expire upon the earlier of: (i) the date of the occurrence giving rise to such termination, or (ii) the natural expiration of the Award according to its underlying terms.  Thereafter, the Participant shall have no rights with respect to any Awards under the Plan.

(a)  Defining "Cause”.  For purposes of the Plan, "Cause" shall mean a Participant's personal dishonesty; misconduct; breach of fiduciary duty; incompetence; intentional failure to perform stated obligations; willful violation of any law, rule, regulation or final cease and desist order; or any material breach of any provision of this Plan, Award Agreement, or any employment agreement.

ARTICLE 6
STOCK OPTIONS

6.1  Option Grant.  Subject to the provisions of the Plan, the Administrator shall have sole and plenary authority to determine the Service Providers to whom Options shall be granted, the number of Shares to be covered by each Option, whether for Employees the Option will be an Incentive Stock Option or a Non-Qualified Stock Option, and the conditions and limitations applicable to the vesting and exercise of the Option.   In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Code § 422 and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Non-Qualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan, provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to Non-Qualified Stock Options.

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(a)  Term of Option.  The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be 10 years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Affiliate, the term of the Incentive Stock Option will be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b)  $100,000 Limitation for Incentive Stock Options.  Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option.  However, notwithstanding such designation, to the extent the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Corporation and any Affiliate) exceeds $100,000, such Options will be treated as Non-Qualified Stock Options.  For purposes of this Section 6.1(b), Incentive Stock Options will be taken into account in the order in which they were granted.  The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

6.2  Exercise Price.  Except as otherwise established by the Administrator at the time an Option is granted and set forth in the applicable Award Agreement, the exercise price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Corporation and any Affiliate, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.  Options are intended to qualify as "qualified performance-based compensation" under Code § 162(m).

Notwithstanding the foregoing, Options may be granted with an exercise price of less than 100% of the Fair Market Value per Share on the date of grant if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Code § 424(a) (involving a corporate reorganization).

6.3  Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

6.4  Exercise of Option.

(a)  Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share.

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An Option will be deemed exercised when the Corporation receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised.  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.  Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Corporation will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Articles 4 and 13 of the Plan or the applicable Award Agreement.

Exercising an Option in any manner will decrease the number of Shares thereafter available for purchase under the Option, by the number of Shares as to which the Option is exercised.

(b)  Termination of Relationship as Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant's termination.

(c)  Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for 12 months following the Participant's termination.

(d)  Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant's death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant's estate or by the person(s) to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant's death.

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(e)  Buyout Provisions.  The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

(f)  Reversion to Plan.  Unless otherwise provided by the Administrator, if on the date of termination, Disability or death as provided in Sections 6.4(b), (c), and (d) of the Plan, Participant is not fully vested as to his or her Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan following the Participant's termination, Disability or death.  If the vested portion of the Option is not exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.5  Form of Consideration.  The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. To the extent permitted by Applicable Laws, consideration may consist entirely of:

(a)  cash;

(b)  check;

(c)  other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);

(d)  consideration received by the Corporation under a cashless exercise program implemented by the Corporation in connection with the Plan;

(e)  a reduction in the amount of any Corporation liability to the Participant, including any liability attributable to the Participant's participation in any Corporation-sponsored deferred compensation program or arrangement;

(f)  any combination of the foregoing methods of payment; or

(g)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

ARTICLE 7
RESTRICTED STOCK

7.1  Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

7.2  Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator will determine in its sole discretion. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Corporation as escrow agent until the restrictions on such Shares have lapsed.

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7.3  Transferability.  Except as provided in this Article 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.4  Removal of Restrictions.  Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction.  The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

7.5  Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder shall not have voting rights with respect to those Shares, unless the Administrator determines otherwise.

7.6  Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.  If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.7  Return of Restricted Stock to Corporation.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Corporation and again will become available for grant under the Plan.

ARTICLE 8
UNRESTRICTED STOCK

Pursuant to the terms of the applicable Award Agreement, a Service Provider may be awarded (or sold at a discount) shares of Common Stock that are not subject to a Period of Restriction, in consideration for past services rendered thereby to the Corporation and any Affiliate or for other valid consideration.

ARTICLE 9
STOCK APPRECIATION RIGHTS

9.1  Grant of SARs.  Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

9.2  Number of Shares.  The Administrator will have sole discretion to determine the number of SARs granted to any Service Provider.

9.3  Exercise Price and Other Terms.  The Administrator, subject to the provisions of the Plan, will have sole discretion to determine the terms and conditions of SARs granted under the Plan.  The foregoing notwithstanding, the Exercise Price at the date of grant shall not be less than the Fair Market Value of the SAR.

9.4  SAR Agreement.  Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

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9.5  Expiration of SARs.  A SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and as set forth in the Award Agreement.  Notwithstanding the foregoing, the rules of Sections 6.4(b), (c) and (d) will also apply to SARs.

9.6  Payment of SAR Amount.  Upon exercise of a SAR, a Participant will be entitled to receive payment from the Corporation an amount determined by multiplying:  (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (ii) the number of Shares with respect to which the SAR is exercised.  At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, other securities, other Awards, other property or a combination of any of the foregoing.

9.7  Buyout Provisions.  The Administrator may at any time offer to buy out for a payment in cash or Shares a SAR previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

ARTICLE 10
PERFORMANCE UNITS AND PERFORMANCE SHARES

10.1  Grant of Performance Units/Shares.  Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.  The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

10.2  Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant.  Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

10.3  Performance Objectives and Other Terms.  The Administrator will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers.  The time period during which the performance objectives must be met will be called the "Performance Period."  Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the "Performance Period," and such other terms and conditions as the Administrator, in its sole discretion, will determine.  The Administrator may set performance objectives based upon the achievement of Corporation-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

10.4  Performance Measures.  Performance Measures may be based on any one or more of the following: earnings (e.g., earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; or earnings per share); financial return ratios (e.g., return on investment; return on invested capital; return on equity; or return on assets); increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; Stock price; and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance Measures may be based on the performance of the Company as a whole or of any one or more business units of the Company and may be measured relative to a peer group or an index. Performance Measures may vary from Participant to Participant. Performance Periods may overlap and Participants may participate simultaneously with respect to Award for which the Committee has prescribed different Performance Periods.

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10.5  Earning of Performance Units/Shares.  After the applicable "Performance Period" has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the "Performance Period," to be determined as a function of the extent to which the corresponding performance objectives have been achieved.  After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share.

10.6  Form and Timing for Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares will be made as soon after the expiration of the applicable Performance Period at the time determined by the Administrator.  The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

10.7  Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Corporation, and again will be available for grant under the Plan.

ARTICLE 11
OTHER STOCK BASED AWARDS

Other Stock Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock Based Awards shall be made, the amount of such Other Stock Based Awards, and all other conditions of the Other Stock Based Awards including any dividend and/or voting rights.

ARTICLE 12
DISSOLUTION OR LIQUIDATION; OR CHANGE IN CONTROL

12.1  Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Corporation, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until 10 days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Corporation repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action.

12.2  Change in Control.  If a Change in Control occurs and a Participant’s Awards are not continued, converted, assumed, or replaced by (i) the Corporation or an Affiliate of the Corporation, or (ii) a successor entity in such manner that the value of the awards is not diminished upon effecting the change, such Awards shall become fully exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse immediately prior to such Change in Control. Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine, but in no case shorter than ten (10) trading days.

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ARTICLE 13
MISCELLANEOUS PROVISIONS

13.1  No Uniform Rights to Awards.  The Corporation has no obligation to uniformly treat Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Administrator's determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

13.2  Share Certificates.  All certificates for Shares or other securities of the Corporation or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the NYSE or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.3  No Rights as a Service Provider.  Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing his or her relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Corporation or its Affiliate to terminate such relationship at any time, with or without cause.

13.4  No Rights as Shareholder.  No Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Stock, except as provided in the applicable Award Agreement, the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Shares.  Except as otherwise provided in Section 4.3 or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

13.5  No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation or Affiliate, on one hand, and a Participant or any other person, on the other.  To the extent that any person acquires a right to receive payments from the Corporation or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation or Affiliate.

13.6  No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.

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13.7  Requirement of Consent and Notification of Election Under Code § 83(b) or Similar Provision.  No election under Code § 83(b) (to include in gross income in the year of transfer the amounts specified in Code § 83(b)) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Administrator in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Administrator action to make such an election and the Participant makes the election, the Participant shall notify the Administrator of such election within 10 days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code § 83(b) or other applicable provision.

13.8  Requirement of Notification Upon Disqualifying Disposition Under Code § 421(b).  If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code § 421(b) (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Corporation of such disposition within 10 days of such disposition.

13.9  Leaves of Absence.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Corporation; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Corporation or (ii) transfers between locations of the Corporation or between the Corporation or its Affiliate. For purposes of Incentive Stock Options, no such leave may exceed 3 months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Corporation is not so guaranteed, then 6 months from the first day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Qualified Stock Option.

13.10  Notices.  Any written notice to the Corporation required by any provisions of the Plan shall be addressed to the Secretary of the Corporation and shall be effective when received.

13.11  Non-Transferability of Awards.  Other than pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act) and unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

13.12  Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

13.13  Amendment and Termination of Plan.

(a)  Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.  Unless sooner terminated, this Plan shall terminate on [DATE], 2023, the date that is 10 years from the date the Plan was originally adopted by the Board or approved by the shareholders of the Corporation, whichever was earlier.

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(b)  Shareholder Approval.  The Corporation will obtain shareholder approval of the Plan and of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)  Effect of Amendment or Termination.  Subject to Section 14.15 of the Plan, no amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed upon between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Corporation. Termination of the Plan will not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

13.14  Conditions Upon Issuance of Shares.

(a)  Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Corporation with respect to such compliance.

(b)  Investment Representations.  As a condition to the exercise or receipt of an Award, the Corporation may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Corporation, such a representation is required.

13.15  Severability.  Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

13.16  Inability to Obtain Authority.  The inability of the Corporation to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Corporation of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

13.17  Shareholder Approval.  The Plan shall be duly approved by the shareholders of the Corporation within 12 months after the date the Plan was adopted, or shall otherwise be rendered not effective.

13.18  Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Illinois, without giving effect to the conflict of laws provisions thereof.

13.19  Section 409A.  It is the intention of the Corporation that no Award shall be “deferred compensation” subject to Code § 409A, unless and to the extent that the Administrator specifically determines otherwise, and this Plan and the terms and conditions of all Awards shall be interpreted accordingly.  The terms and conditions governing any Awards that the Administrator determines will be subject to Code § 409A, including, without limitation, any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement and rules established by the Administrator, and shall comply in all respects with Code § 409A.  The following rules will apply to Awards intended to be subject to Code § 409A (“409A Awards”):

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(a)  If a Participant is permitted to elect to defer an Award or any payment under an Award, such election will be permitted only at times in compliance with Code § 409A, including, without limitation, applicable transition rules thereunder.

(b)  The Corporation shall have no authority to accelerate distributions relating to Code § 409A Awards in excess of the authority permitted under Code § 409A.

(c)  Any distribution of a Code § 409A Award following a separation from service that would be subject to Code § 409A(a)(2)(A)(i) as a distribution following a separation from service of a “specified employee” as defined under Code § 409A(a)(2)(B)(i), shall occur no earlier than the expiration of the six-month period following such Separation.

(d)  In the case of any distribution of a Code § 409A Award, if the timing of such distribution is not otherwise specified in this Plan or an Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the Code § 409A Award is specified to occur.

(e)  In the case of an Award providing for distribution or settlement upon vesting or the lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in this Plan or an Award agreement or other governing document, the distribution or settlement shall be made not later than March 15 of the year following the year in which the Award vested or the risk of forfeiture lapsed.

This Plan is hereby adopted on this _____ day of __________________, 2014.

AKORN, INC.

By: ___________________________

Title:__________________________

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AKORN

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 1, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 1, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 John N. Kapoor, PhD
02 Ronald M. Johnson
03 Brian Tambi
04 Steven J. Meyer
05 Alan Weinstein
06 Kenneth S. Abramowitz
07 Adrienne L. Graves, PhD

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.	For	Against	Abstain
2. Proposal to ratify the selection of KPMG LLP to serve as Akorn's independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐
3. Proposal to approve the adoption of the Akorn, Inc. 2014 Stock Option Plan.	☐	☐	☐
4. Say on Pay - An advisory vote on approval of the Company's executive compensation program.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000199373_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com .

AKORN, INC.
Annual Meeting of Shareholders
May 2, 2014

This proxy is solicited on Behalf of the Board of Directors of Akorn, Inc.

The undersigned hereby constitutes and appoints Joseph Bonaccorsi as proxy for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated on the reverse side hereof, all of the shares of common stock of Akorn, Inc. (the "Company") held of record by the undersigned on March 7, 2014 that the undersigned is entitled to vote at the annual meeting of shareholders of Akorn to be held on May 2, 2014 (the "Meeting"), and at all adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES, FOR THE SELECTION OF KPMG LLC TO SERVE AS AKORN'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014, AND FOR THE ADOPTION OF THE AKORN, INC. 2014 STOCK OPTION PLAN. THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

0000199373_2 R1.0.0.51160